CREDIT AGREEMENT

                                 by and among

                         CULTURALACCESSWORLDWIDE, INC.
                                 as Borrower,

                     NATIONSBANK, NATIONAL ASSOCIATION ,
                            as Agent and as Lender

                                      and

                  THE LENDERS PARTY HERETO FROM TIME TO TIME



                                 April 9, 1998
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                               TABLE OF CONTENTS

                                                                          Page

                                  ARTICLE I

                            Definitions and Terms

1.1.     Definitions.........................................................2
1.2.     Rules of Interpretation............................................23

                                  ARTICLE II

                        The Revolving Credit Facility

2.1.     Revolving Loans....................................................25
2.2.     Payment of Interest................................................26
2.3.     Payment of Principal...............................................26
2.4.     Manner of Payment..................................................27
2.5.     Notes..............................................................27
2.6.     Pro Rata Payments..................................................27
2.7.     Reductions.........................................................28
2.8.     Conversions and Elections of Subsequent Interest Periods...........28
2.9.     Increase and Decrease in Amounts...................................29
2.10.    Unused Fee.........................................................29
2.11.    Deficiency Advances................................................29
2.12.    Use of Proceeds....................................................29
2.13.    Extension of Stated Termination Date...............................29

                                 ARTICLE III

                                   Security

3.1.     Security...........................................................31
3.2.     Stock Pledge.......................................................31
3.3.     Facility Guaranty..................................................31
3.4.     Intellectual Property Security Agreement...........................31
3.5.     Further Assurances.................................................31
3.6.     Information Regarding Collateral...................................32

                                  ARTICLE IV

                           Change in Circumstances

4.1.     Increased Cost and Reduced Return..................................33
4.2.     Limitation on Types of Loans.......................................34
4.3.     Illegality.........................................................34
4.4.     Treatment of Affected Loans........................................35
4.5.     Compensation.......................................................35
4.6.     Taxes..............................................................36

                                  ARTICLE V

                          Conditions to Making Loans

5.1.     Conditions of Initial Advance......................................38
5.2.     Conditions of Loans. ..............................................40

                                  ARTICLE VI

                        Representations and Warranties

6.1.     Organization and Authority.........................................42
6.2.     Loan Documents.....................................................42
6.3.     Solvency...........................................................43
6.4.     Subsidiaries and Stockholders......................................43
6.5.     Ownership Interests................................................43
6.6.     Financial Condition................................................43
6.7.     Title to Properties................................................44
6.8.     Taxes..............................................................44
6.9.     Other Agreements...................................................44
6.10.    Litigation.........................................................45
6.11.    Margin Stock.......................................................45
6.12.    Investment Company.................................................45
6.13.    Patents, Etc.......................................................45
6.14.    No Untrue Statement................................................45
6.15.    No Consents, Etc...................................................46
6.16.    Employee Benefit Plans.............................................46
6.17.    No Default.........................................................47
6.18.    Environmental Laws.................................................47
6.19.    Employment Matters.................................................47
6.20.    RICO...............................................................48

                                      ii
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6.21.    Perfected Security Instruments.....................................48

                                 ARTICLE VII

                            Affirmative Covenants

7.1.     Financial Reports, Etc. ...........................................49
7.2.     Maintain Properties................................................50
7.3.     Existence, Qualification, Etc. ....................................50
7.4.     Regulations and Taxes..............................................51
7.5.     Insurance..........................................................51
7.6.     True Books.........................................................51
7.7.     Right of Inspection................................................51
7.8.     Observe all Laws...................................................51
7.9.     Governmental Licenses..............................................51
7.10.    Covenants Extending to Other Persons...............................52
7.11.    Officer's Knowledge of Default.....................................52
7.12.    Suits or Other Proceedings.........................................52
7.13.    Notice of Environmental Complaint or Condition.....................52
7.14.    Environmental Compliance...........................................52
7.15.    Indemnification....................................................52
7.16.    Further Assurances.................................................53
7.17.    Employee Benefit Plans.............................................53
7.18.    Continued Operations...............................................54
7.19.    New Subsidiaries...................................................54
7.20.    Business Credit Diagnostic Examination.............................56

                                 ARTICLE VIII

                              Negative Covenants

8.1.     Financial Covenants................................................57
8.2.     Acquisitions.......................................................57
8.3.     Liens..............................................................58
8.4.     Indebtedness.......................................................59
8.5.     Transfer of Assets.................................................60
8.6.     Investments........................................................60
8.7.     Merger or Consolidation............................................61
8.8.     Transactions with Affiliates.......................................61
8.9.     Compliance with ERISA..............................................61
8.10.    Fiscal Year........................................................62
8.11.    Dissolution, etc...................................................62
8.12.    Limitations on Sales and Leasebacks................................62
8.13.    Change in Control..................................................63

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8.14.    Rate Hedging Obligations...........................................63
8.15.    Prepayments, Etc. of Indebtedness..................................63

                                  ARTICLE IX

                      Events of Default and Acceleration

9.1.     Events of Default..................................................64
9.2.     Agent to Act.......................................................67
9.3.     Cumulative Rights..................................................67
9.4.     No Waiver..........................................................67
9.5.     Allocation of Proceeds.............................................67

                                  ARTICLE X

                                  The Agent

10.1.    Appointment, Powers, and Immunities................................69
10.2.    Reliance by Agent..................................................69
10.3.    Defaults...........................................................70
10.4.    Rights as Lender...................................................70
10.5.    Indemnification....................................................70
10.6.    Non-Reliance on Agent and Other Lenders............................71
10.7.    Resignation of Agent...............................................71
10.8.    Sharing of Payments, etc...........................................71
10.9.    Fees...............................................................72

                                  ARTICLE XI

                                Miscellaneous

11.1.    Assignments and Participations.....................................73
11.2.    Notices............................................................74
11.3.    Right of Set-off; Adjustments......................................75
11.4.    Survival...........................................................76
11.5.    Expenses...........................................................76
11.6.    Amendments and Waivers.............................................77
11.7.    Counterparts.......................................................77
11.8.    Termination........................................................77
11.9.    Indemnification; Limitation of Liability...........................78
11.10.   Severability.......................................................78
11.11.   Entire Agreement...................................................79
11.12.   Agreement Controls.................................................79
11.13.   Usury Savings Clause...............................................79

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11.14.   Governing Law; Waiver of Jury Trial................................79
11.15.   Payments...........................................................81

EXHIBIT A         Applicable Commitment Percentage.........................A-1
EXHIBIT B         Form of Assignment and Acceptance........................B-1
EXHIBIT C         Notice of Appointment (or Revocation) of Authorized
                  Representative...........................................C-1
EXHIBIT D         Form of Borrowing Notice.................................D-1
EXHIBIT E         Form of Interest Rate Selection Notice...................E-1
EXHIBIT F         Form of Note.............................................F-1
EXHIBIT G         Form of Pledge Agreement.................................G-1
EXHIBIT H         Form of Opinion of Borrower's Counsel....................H-1
EXHIBIT I         Compliance Certificate...................................I-1
EXHIBIT J         Form of Facility Guaranty................................J-1
EXHIBIT K         Form of Security Agreement...............................K-1
EXHIBIT L         Form of Subordination Provisions.........................L-1
EXHIBIT M         Form of Subordination Provisions (Earnouts)..............M-1

Schedule 3.6      Information Regarding Collateral.........................S-1
Schedule 6.4      Subsidiaries and Investments in Other Persons............S-2
Schedule 6.6      Indebtedness.............................................S-3
Schedule 6.7      Liens....................................................S-4
Schedule 6.8      Tax Matters..............................................S-5
Schedule 6.10     Litigation...............................................S-6
Schedule 6.18     Environmental............................................S-7
Schedule 6.21     Perfected Security Instruments...........................S-8

                               CREDIT AGREEMENT


      THIS CREDIT AGREEMENT, dated as of April 9, 1998 (the "Agreement"), is made by and among CULTURALACCESSWORLDWIDE, INC., a Delaware corporation having its principal place of business in Arlington, Virginia (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 10.7, the "Agent");

                             W I T N E S S E T H:

      WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $30,000,000, the proceeds of which are to be used for general corporate purposes; and

      WHEREAS, the Lenders are willing to make such revolving credit facility available to the Borrower upon the terms and conditions set forth herein;

      NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                             Definitions and Terms

      1.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

            "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or
      (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

            "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

            "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

            "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.1.

            "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

            "Applicable Margin" means that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio as of the last day of the fiscal quarter most recently ended as specified below:


       Consolidated           Applicable Margin for    Applicable Margin
      Leverage Ratio             Base Rate Loans      for Eurodollar Loans
      --------------             ---------------      --------------------
         Greater than 3.0 to 1        .375%                  2.00%

Less than or equal to 3.0 to 1        .375%                  1.75%
      and greater than 2.5 to 1

Less than or equal to 2.5 to 1        .25%                   1.50%
      and greater than 1.5 to 1

Less than or equal to 1.5 to 1          0%                   1.25%


      The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 7.1(a)(ii) and Section 7.1(b)(ii), subject to review and approval of such computations by the Agent, and shall be effective commencing on the fifth Business Day following the date such certificate is received until the fifth Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 7.1, then the Applicable Margin shall be .375% for Base Rate Loans and 2.00% for Eurodollar Rate Loans until the appropriate certificate is so delivered. From the Closing Date to the first Determination Date, the Applicable Margin shall be .25% for Base Rate Loans and 2.00% for Eurodollar Rate Loans.

            "Applicable Unused Fee" means that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio as of the last day of the fiscal quarter most recently ended as specified below:

   Consolidated Leverage Ratio             Applicable Unused Fee
   ---------------------------             ---------------------
         Greater than 3.0 to 1                     .25%

Less than or equal to 3.0 to 1                     .25%
       and greater than 2.5 to 1

Less than or equal to 2.5 to 1                     .20%
       and greater than 1.5 to 1

Less than or equal to 1.5 to 1                     .20%


      The Applicable Unused Fee shall be established at the end of each fiscal quarter of the Borrower (the "Determination Date"). Any change in the Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to Section 7.1(a)(ii) and Section 7.1(b)(ii), subject to review and approval of such computations by the Agent and shall be effective commencing on the fifth Business Day following the date such certificate is received until the fifth Business Day following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 7.1, then the Applicable Unused Fee shall be .25% until the appropriate certificate is so delivered. From the Closing Date to the first Determination Date, the Applicable Unused Fee shall be .20%.

            "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 11.1.

            "Authorized Representative" means any of the President or any Vice President and the Corporate Controller of the Borrower or, with respect to financial matters, the chief financial officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

            "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day plus (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

            "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

            "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

            "Borrower's Account" means a demand deposit account number 3918972926 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

            "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility in the form of Exhibit D.

            "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York and Charlotte, North Carolina.

            "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 7.1(a) or (b), and (ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 7.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

            "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

            "Change of Control" means, at any time:

                  (i) any "person" or "group" (each as used in Sections 13(d)(3)
            and 14(d)(2) of the Exchange Act) who, after the Closing Date, either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or (B) otherwise gains the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

                  (ii) during any period of up to 24 consecutive months,
            commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

                  (iii) any Person or two or more Persons acting in concert
            shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

            "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in Section 5.1 have been satisfied.

            "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

            "Collateral" means, collectively, all property of the Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

            "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 6.6(a).

            "Consolidated Adjusted EBITDA" means, with respect to the Borrower and its Subsidiaries for any fiscal period ending on the date of computation thereof, Consolidated EBITDA for such period, adjusted for projected reductions in owner's and/or senior management compensation, whether direct or indirect, which are substantiated by employment contracts; provided, however, the adjustment for reductions in owner's compensation shall not exceed the lesser of (i) $500,000, subject to the Agent's right with consent of the Lenders, to approve a greater amount, or
      (ii) the actual substantiated amount of the reduction.

            "Consolidated Adjusted Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) the sum of (without duplication) Consolidated Indebtedness (determined as at such date) to (ii) two times Consolidated Adjusted EBITDA (for the Two-Quarter Period ending on (or most recently ended prior to) such date.

            "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any fiscal period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income,
      (ii) Consolidated Interest Expense, (iii) taxes on income, (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that with respect to an Acquisition that is accounted for as a "purchase", for the Four-Quarter Period ending next following the date of such Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests".

            "Consolidated Fixed Charge Ratio" means, with respect to the Borrower and its Subsidiaries for any Two-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA plus Consolidated Lease Payments less (without duplication) the sum of Capital Expenditures and Restricted Payments, to (ii) Consolidated Fixed Charges.

            "Consolidated Fixed Charges" means, with respect to Borrower and its Subsidiaries for any fiscal period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense, (ii) current maturities of Consolidated Indebtedness, (iii) income taxes accrued during such period, (iv) Consolidated Lease Payments for such period and (v) all Restricted Payments for the period of determination, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

            "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries, all determined on a consolidated basis.

            "Consolidated Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA, to (ii) Consolidated Interest Expense.

            "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

            "Consolidated Lease Payments" means the gross amount of all lease or rental payments, whether or not characterized as rent, of the Borrower and its Subsidiaries, excluding payments in respect of Capital Leases constituting Indebtedness, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

            "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) the sum of (without duplication) Consolidated Indebtedness (determined as at such date) to (ii) two times Consolidated EBITDA (for the Two-Quarter Period ending on (or most recently ended prior to) such date).

            "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 8.1(a) hereof) as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

            "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

            "Consolidated Senior Funded Debt" means, as of any date on which the amount thereof is to be determined, Consolidated Indebtedness less Subordinated Indebtedness.

            "Consolidated Senior Funded Debt to Adjusted EBITDA Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Senior Funded Debt (determined as at such date), to (ii) two times Consolidated Adjusted EBITDA (for the Two-Quarter Period ending on (or most recently ended prior to) such date).

            "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

            "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                  (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

                  (2) to advance or supply funds in any manner (i) for the
            purchase or payment of such Indebtedness or other obligation, or
            (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                  (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                  (4) to lease property or to purchase securities or other
            property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                  (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

            "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

            "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.8 of one Type of Loan into another Type of Loan.

            "Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of Borrower or any Subsidiary to be transferred in connection therewith (other than issuances pursuant to stock option plans as compensation), (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, excluding, however, Indebtedness incurred hereunder in connection with the Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded as purchase price on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP,
      (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition that should be recorded as purchase price on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition that should be recorded as purchase price on financial statements of the Borrower and its Subsidiaries in accordance with GAAP. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to shares that are not freely tradeable, as determined by the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 7.1(a), (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 7.1(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

            "Credit Party" means, collectively, the Borrower, each Guarantor and each other Person providing Collateral pursuant to any Security Instrument.

            "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

            "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and
      (iii) in any case, the maximum rate permitted by applicable law, if lower.

            "Direct Foreign Subsidiary" means any Foreign Subsidiary a majority of whose outstanding Voting Stock is owned by the Borrower or a Domestic Subsidiary.

            "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

            "Domestic Subsidiary" means any Subsidiary which is organized under the laws of one of the states comprising the United States of America.

            "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.1, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

                  (a) Government Securities;

                  (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                  (c) interest bearing demand or time deposits issued by any
            Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-3" or better by S&P or "A" or better by Moody's;

                  (d) Repurchase Agreements;

                  (e) Municipal Obligations;

                  (f) Pre-Refunded Municipal Obligations;

                  (g) shares of mutual funds which invest in obligations
            described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                  (h) tax-exempt or taxable adjustable rate preferred stock
            issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-3" or better by Moody's; and

                  (i) asset-backed remarketed certificates of participation
            representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

            "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

            "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

            "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

            "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

            "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

         Eurodollar =           Interbank Offered Rate        +    Applicable
         Rate               -----------------------------            Margin
                                1-  Reserve Requirement

            "Event of Default" means any of the occurrences set forth as such in
      Section 9.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

            "Facility Guaranty" means each Guaranty and Suretyship Agreement between one or more Guarantors and the Agent for the benefit of the Lenders, delivered as of the Closing Date and otherwise pursuant to
      Section 7.19, as the same may be amended, modified or supplemented.

            "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, together with all accrued and unpaid interest thereon, (b) all Swap Agreements shall have been terminated, expired or cash collateralized, (c) all Revolving Credit Commitments shall have terminated or expired and (d) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

            "Fiscal Year" means the twelve month fiscal period of the Borrower and its Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

            "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

            "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction other than one of the states comprising the United States of America, any territory thereof or the District of Columbia.

            "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

            "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

            "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

            "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

            "Guaranties" means all obligations of the Borrower or any Subsidiary directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person.

            "Guarantors" means, at any date, the Subsidiaries who are required to be parties to a Facility Guaranty at such date.

            "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

            "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Guaranties, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves.

            "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases, all accrued but unpaid liabilities under earn out agreements, and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

            "Intellectual Property Assignments" means those certain Assignments of Patents, Trademarks, Copyrights and Licenses in the form attached to the Intellectual Property Security Agreement as Exhibit A, to be filed upon acceleration of the Obligations hereunder, as from time to time amended, supplemented or restated.

            "Intellectual Property Security Agreement" means collectively (or individually as the context may indicate), (i) the Intellectual Property Security Agreement dated as of the date hereof by the Borrower to the Agent, and (ii) any additional Intellectual Property Security Agreement delivered to the Agent pursuant to Section 7.19, as hereafter modified, amended or supplemented from time to time.

            "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

            "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted and ending, at the Borrower's option, on the date one, two, three or four months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                   (i) if the Authorized Representative fails to notify the
            Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Eurodollar Rate Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                  (ii) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                  (iii) any Interest Period which begins on the last Business
            Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (iv) no Interest Period shall extend past the Stated
            Termination Date; and

                  (v) there shall not be more than three (3) Interest Periods in effect on any day.

            "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Eurodollar Rate Loan into a Base Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

            "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

            "Loan" or "Loans" means any borrowing pursuant to an Advance under the Revolving Credit Facility.

            "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

            "Loan Parties" means the Borrower and the Guarantor(s).

            "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
      Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six
      (6) Fiscal Years.

            "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

            "Notes" means, collectively, the promissory notes of the Borrower evidencing Loans executed and delivered to the Lenders substantially in the form of Exhibit F.

            "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) all liabilities of the Borrower to any Lender which arise under a Swap Agreement, and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders or the Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

            "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

            "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

            "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

            "Outstandings" means, collectively, at any date, the Revolving Credit Outstandings on such date.

            "Partnership Interests" shall have the meaning therefor provided in the Pledge Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

            "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

            "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

            "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Stock Pledge Agreement dated as of the date hereof between the Borrower and the Agent for the benefit of the Agent and the Lenders, and (ii) any additional Stock Pledge Agreement in the form of Exhibit G delivered to the Agent pursuant to Section 7.19, as hereafter amended, supplemented or replaced from time to time.

            "Pledged Stock" has the meaning given to such term in the Pledge Agreement.

            "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

            "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

            "Principal Office" means the principal office of NationsBank, presently located at Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

            "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

            "Registration Statement" means the Registration Statement on Form S-1 No. 333- 38845, as amended by Amendments dated December 3, 1997, December 11, 1997, January 26, 1998, January 27, 1998, February 10, 1998,
      and February 12, 1998.

            "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

            "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

            "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

            "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating (i) if there shall be fewer than three (3) Lenders, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three (3) or more Lenders, at least 66-2/3% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, to the aggregate principal amount of such Lender's Applicable Commitment Percentage of Revolving Credit Outstandings; provided that, for the purpose of this definition only, if any Lender shall have failed to fund its Applicable Commitment Percentage of any Advance, the Revolving Credit Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Advance to the extent it covers such failure.

            "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

            "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower or from one Subsidiary to another Subsidiary) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower.

            "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

            "Revolving Credit Facility" means the facility described in Article II hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

            "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Loans then outstanding.

            "Revolving Credit Termination Date" means (i) the Stated Termination Date or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 9.1 upon the occurrence of an Event of Default, or
      (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, together with all accrued and unpaid interest thereon.

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

            "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Security Agreement dated as of the date hereof by the Borrower to the Agent, and (ii) any additional Security Agreement delivered to the Agent pursuant to Section 7.19, as hereafter modified, amended or supplemented from time to time.

            "Security Instruments" means, collectively, the Pledge Agreement, the Security Agreement, the Intellectual Property Security Agreement, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

            "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

            "Solvent" means, when used with respect to any Person, that at the time of determination:

                   (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                  (ii) it is then able and expects to be able to pay its debts as they mature; and

                  (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

            "Stated Termination Date" means April 9, 2001 or such later date as the parties may agree pursuant to Section 2.13.

            "Subordinated Indebtedness" means Indebtedness of the Borrower or its Subsidiaries containing subordination provisions similar to those set forth in Exhibit L hereto or in the case of earnout arrangements, Exhibit M; provided, however, that so long as no Default or Event of Default exists under Section 9.1(a) or (b) hereof, up to $5,000,000 of Subordinated Indebtedness may exist containing provisions which limit the period to one year or greater during which the holder of such Subordinated Indebtedness is prohibited from taking any action to collect or enforce payment of such Indebtedness.

            "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

            "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by each of the Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender.

            "Termination Event" means: (i) a "Reportable Event" described in
      Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation or otherwise); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4062(e) of ERISA but only if such withdrawal reasonably can be expected to have a Material Adverse Effect; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the

      PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan but only if such withdrawal reasonably can be expected to have a Material Adverse Effect; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA. Notwithstanding the foregoing, a Termination Event will only occur if the Borrower or any ERISA Affiliate incurs liability to the PBGC or to a participant in a Pension Plan as a result of the events described in (i) through (ix) above.

            "Total Revolving Credit Commitment" means a principal amount equal to $30,000,000, as reduced from time to time in accordance with Section 2.7.

            "Two-Quarter Period" means a period of two full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

            "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

            "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

      1.2.  Rules of Interpretation.

            (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

            (b) Each term defined in Article 1 or 9 of the Virginia Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

            (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

            (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

            (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

            (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

            (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

            (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

            (i) Each of the parties to the Loan Documents and its counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

            (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

            (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                  ARTICLE II

                         The Revolving Credit Facility

      2.1.  Revolving Loans.

            (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (y) no Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (z) each Loan that is a Eurodollar Rate Loan may, subject to the provisions of Section 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 4.5.

            (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the amount of Revolving Credit Outstandings shall not exceed at any time the Total Revolving Credit Commitment, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Loan hereunder, and each Conversion under Section 2.8, shall be in an amount of at least $500,000, and, if greater than $500,000, an integral multiple of $10,000.

            (c) Advances. (i) An Authorized Representative shall give the Agent
(1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the Conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 10:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan that is a Base Rate Loan (whether representing an additional borrowing hereunder or the Conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Loan. Each such notice shall specify the amount of the borrowing, the type of Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

      (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Loan or Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower in immediately available funds by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative.

      (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans having more than three (3) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of Conversion of any Loan to or Continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.1(c) or 2.8, the Borrower shall be deemed to have elected to Convert such Loan to (or Continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 2.8.

      2.2. Payment of Interest. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding under the Loans shall bear interest thereafter at the Default Rate.

            (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing June 30, 1998 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Loan.

      2.3. Payment of Principal. The principal amount of each Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section 4.5. All prepayments of Loans made by the Borrower shall be in the amount of $100,000 or such greater amount which is an integral multiple of $10,000, or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with
Section 2.1(b) or Section 2.8.

      2.4. Manner of Payment. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds without setoff, deduction or counterclaim before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

      (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default upon giving of written notice by the Agent to the Borrower. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of
(x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

      (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

      2.5. Notes. Loans made by each Lender shall be evidenced by the Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

      2.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

      2.7. Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $1,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Loans to the extent that the principal amount of Revolving Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under Section 4.5.

      2.8. Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Article IV, the Borrower may:

            (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

            (b) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such election or Conversion:

                  (i) elect a subsequent Interest Period for all or a portion of
            Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                  (ii) Convert Base Rate Loans to Eurodollar Rate Loans on any
            Business Day.

      Each election and Conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article IV. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

      2.9. Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Revolving Credit Outstandings.

      2.10. Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment exceeds the Revolving Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing June 30, 1998 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

      2.11. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrowers as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Advance under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

      2.12. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower for (i) general working capital needs and other corporate purposes not to exceed, in the aggregate, $10,000,000, and (ii) the making of Acquisitions permitted hereunder.

      2.13. Extension of Stated Termination Date. At the request of the Borrower the Lenders may, in their sole discretion, elect to extend the Stated Termination Date then in effect for two additional periods of one year each. The Borrower shall notify the Lenders of its request for such an extension by delivering to the Agent and the Lenders notice of such request signed by an Authorized Representative not more than ninety (90) days nor less than sixty (60) days prior to the anniversary of the Closing Date next preceding the Stated Termination Date then in effect. If the Lenders shall elect to so extend, the Agent shall notify the Borrower in writing within sixty (60) days of its receipt of such request for extension of the decision of the Lenders as to whether to extend the Stated Termination Date. Failure by any Lender to respond to a request for an extension shall constitute a refusal of such Lender to give its consent to such extension. Failure by the Agent to give such notice shall constitute refusal by the Lenders to extend the Stated Termination Date.

                                  ARTICLE III

                                   Security

      3.1. Security. As security for the full and timely payment and performance of all Obligations, the Credit Parties shall on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Security Instruments, and such duly executed Uniform Commercial Code financing statements sufficient to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than restrictions on transfer imposed by applicable securities laws) and Liens permitted hereunder.

      3.2. Stock Pledge. As security for the full and timely payment and performance of all Obligations now existing or hereafter arising, and certain Guarantors' obligations under the Facility Guaranty, the Borrower and each Domestic Subsidiary owning any Pledged Stock or Partnership Interests shall on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Stock Pledge Agreement together with certificates representing such Pledged Stock or Partnership Interests and such stock powers duly executed in blank as may be required by the Agent in accordance with the terms hereof and thereof. In addition to any Stock Pledge Agreement required to be delivered pursuant to Section 7.19 hereof, the Borrower and each Domestic Subsidiary hereby agrees to pledge to the Agent for the benefit of the Lenders (i) 100% of the capital stock and related interests and rights of any Domestic Subsidiary hereafter acquired or created, (ii) 65% of the Voting Stock and 100% of the non-voting common stock and related interests and rights of any Direct Foreign Subsidiary hereafter acquired or created and (iii) 100% of the capital stock and related interests and rights of any Foreign Subsidiary of the Borrower to the extent such action would not result in any material adverse tax impact on the Borrower and, in each case, to deliver to the Agent a Stock Pledge Agreement substantially in the form of Exhibit G hereto within thirty (30) days of the acquisition or creation of such Subsidiary.

      3.3. Facility Guaranty. The Borrower shall cause the Facility Guaranty to be delivered on or before the Closing Date by each Domestic Subsidiary, in form and substance reasonably acceptable to the Agent. The Borrower hereby agrees to cause a Facility Guaranty to be delivered by any hereafter acquired, created or arising (i) Domestic Subsidiary and (ii) Foreign Subsidiary to the extent such action would not result in any material adverse tax impact on the Borrower.

      3.4. Intellectual Property Security Agreement. The Borrower and each Subsidiary owning any material patents, patent applications, trademarks, trademark registrations and applications therefor, copyrights, copyright registrations and applications therefore or any other material intellectual property, shall deliver to the Agent for the benefit of the Lenders the Intellectual Property Security Agreements and the Intellectual Property Assignments. The Borrower hereby agrees to pledge, or cause to be pledged, all intellectual property interests and licenses hereafter acquired or created and owned by the Borrower or any Subsidiary within thirty (30) days of the acquisition or creation of such intellectual property or license.

      3.5. Further Assurances. At the request of the Agent, the Borrower will or will cause its Subsidiaries, as the case may be to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected reasonable costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents.

      3.6. Information Regarding Collateral. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 3.6, and (ii) Schedule 3.6 contains a true and complete list of (a) the name and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1993 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) each location of the chief executive office of each Grantor at any time since January 1, 1993, (c) each location in which goods constituting Collateral are or have been located since January 1, 1993 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (d) each trade style used by any Grantor since January 1, 1993 and the purposes for which it was used. Borrower shall not change, and shall not permit any other Grantor to change, the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

                                  ARTICLE IV

                            Change in Circumstances

      4.1.  Increased Cost and Reduced Return.

      (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

              (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 4.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

      (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

      (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 4.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 4.1 shall furnish to the Borrower and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      4.2. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

            (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

            (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

      4.3. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 4.4 shall be applicable).

      4.4. Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 4.1 or
4.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

      4.5. Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

            (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.1) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article V to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

      4.6. Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof.

      (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

      (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

      (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

      (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 4.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

      (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

      (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

      (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.6 shall survive for a period of one (1) year after the termination of the Revolving Credit Commitments and the payment in full of the Notes.

                                 ARTICLE V

                        Conditions to Making Loans

      5.1. Conditions of Initial Advance. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility is subject to the conditions precedent that:

            (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                   (i) executed originals of each of this Agreement, the Notes, the initial Facility Guaranties, the Security Instruments, and the other Loan Documents, together with all schedules and exhibits thereto;

                  (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit H;

                  (iii) resolutions of the boards of directors or other
            appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                  (iv) specimen signatures of officers of each of the Credit
            Parties executing the Loan Documents on behalf of such Credit Party, certified by the secretary or assistant secretary of such Credit Party;

                   (v) the Organizational Documents of each of the Loan Parties certified as of a recent date by the Secretary of State of its state of organization;

                  (vi) Operating Documents of each of the Loan Parties certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                  (vii) certificates issued as of a recent date by the
            Secretaries of State of the respective jurisdictions of formation of each of the Loan Parties as to the due existence and good standing of such Person;

                  (viii) appropriate certificates of qualification to do
            business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Loan Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                  (ix) notice of appointment of the initial Authorized
            Representative(s);

                   (x) certificate of an Authorized Representative dated the
            Closing Date demonstrating compliance with the financial covenants contained in Sections 8.1(a) through 8.1(e) as of the Closing Date, substantially in the form of Exhibit I;

                  (xi) evidence of all insurance required by the Loan Documents;

                  (xii) an initial Borrowing Notice, if any, and, if elected by the Borrower, Interest Rate Selection Notice;

                  (xiii) Uniform Commercial Code financing statements for filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation:

                        (i) the delivery by the Borrower of all stock
                  certificates evidencing Pledged Stock and certificates, if any, evidencing ownership of Partnership Interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto; and

                        (ii) the delivery by the Borrower of certificates of the
                  Registrar of each partnership Subsidiary evidencing the due registration on the registration books of such partnership of the Lien in favor of the Agent conferred under the Security Instruments;

                  (xiv) evidence that all fees payable by the Borrower on the
            Closing Date to the Agent and the Lenders have been paid in full;

                  (xv) Uniform Commercial Code search results showing only those
            Liens as are acceptable to the Lenders;

                  (xvi) evidence of the successful consummation by the Borrower of an initial public offering of its common stock yielding gross cash proceeds of $48,000,000 and at least $3,000,000 in liquid assets after the payment of all outstanding debt, fees and expenses;

                  (xvii) a copy of the Registration Statement and all amendments thereto and evidence that it has been declared effective by the Securities and Exchange Commission; and

                  (xviii) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

            (b) In the good faith judgment of the Agent and the Lenders:

                   (i) there shall not have occurred or become known to the
            Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                  (ii) no litigation, action, suit, investigation or other
            arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                  (iii) the Loan Parties shall have received all approvals,
            consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Loan Parties is a party or by which any of them or their properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which will not have a Material Adverse Effect.

      5.2. Conditions of Loans. The obligations of the Lenders to make any Loans hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

            (a) the Agent shall have received a Borrowing Notice as required by
      Article II;

            (b) the representations and warranties of the Loan Parties set forth in Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 6.6(a)(i) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 7.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

            (c) at the time of (and after giving effect to) each Advance, no Default or Event of Default specified in Article IX shall have occurred and be continuing; and

            (d) immediately after giving effect to a Loan, the aggregate principal balance of all outstanding Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment.

                                ARTICLE VI

                      Representations and Warranties

      The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

      6.1. Organization and Authority.

            (a) The Borrower and each Subsidiary is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

            (b) The Borrower and each Subsidiary (x) has the requisite corporate or partnership power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

            (c) The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

            (d) Each Credit Party (other than the Borrower) has the corporate or partnership power and authority to execute, deliver and perform the Facility Guaranty and each of the other Loan Documents to which it is a party; and

            (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

      6.2. Loan Documents. The execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party:

            (a) have been duly authorized by all requisite Organizational Action of such Credit Party required for the lawful execution, delivery and performance thereof;

            (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party;

            (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party is a party, or by which the properties or assets of such Credit Party are bound; and

            (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

      6.3. Solvency. Each Credit Party is Solvent after giving effect to the transactions contemplated by the Loan Documents; provided that, with respect to each Guarantor, such Guarantor's obligations under the Facility Guaranty are limited to an aggregate amount equal to the largest amount that would not render its obligations under the Facility Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law;

      6.4. Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 6.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 7.19; Schedule 6.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and non assessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 6.4, free and clear of any Lien;

      6.5. Ownership Interests. Borrower owns no interest in any Person other than the Persons listed in Schedule 6.4, equity investments in Persons not constituting Subsidiaries permitted under Section 8.6 and additional Subsidiaries created or acquired after the Closing Date in compliance with
Section 7.19;

      6.6. Financial Condition.

            (a) The Borrower has heretofore furnished to each Lender an audited consolidated and related consolidating balance sheet of the Borrower and its Subsidiaries as at December 31, 1996 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Price Waterhouse LLP, and unaudited consolidated and consolidating interim financial statements of the Borrower and its Subsidiaries consisting of a consolidated and consolidating balance sheets and related consolidated and consolidating statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the nine month period ending September 30, 1997.

      Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and nine month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

            (b) since the later of (i) the date of the audited financial statements delivered pursuant to Section 6.6(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to
      Section 7.1(a) hereof, there has been no material adverse, change in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries, taken as a whole, or in the businesses, properties, performance, prospects or operations of the Borrower or its Subsidiaries, taken as a whole, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

            (c) except as set forth in the financial statements referred to in
      Section 6.6(a) or in Schedule 6.6 or permitted by Section 8.4, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied;

      6.7. Title to Properties. The Borrower and each of its Subsidiaries and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 6.7 and Liens permitted by Section 8.3;

      6.8. Taxes. Except as set forth in Schedule 6.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 6.6(a) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

      6.9. Other Agreements. No Credit Party nor any Subsidiary is

            (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

            (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

      6.10. Litigation. Except as set forth in Schedule 6.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or other Credit Party or affecting the Borrower or any Subsidiary or other Credit Party or any properties or rights of the Borrower or any Subsidiary or other Credit Party, which could reasonably be likely to have a Material Adverse Effect;

      6.11. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

      6.12. Investment Company. No Credit Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Loan Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

      6.13. Patents, Etc. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person;

      6.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or the Registration Statement or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

      6.15. No Consents, Etc. Neither the respective businesses or properties of the Loan Parties or any Subsidiary, nor any relationship among the Loan Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

      6.16. Employee Benefit Plans.

            (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

            (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan to an Employee Benefit Plan;

            (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

            (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

            (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

            (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

            (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

      6.17. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

      6.18. Environmental Laws. Except as listed on Schedule 6.18, the Borrower and each Subsidiary is in compliance with all applicable Environmental Laws, except where any noncompliance would not reasonably be expected to have a Material Adverse Effect, and has been issued and currently maintains all required material federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 6.18, neither the Borrower nor any Subsidiary has been notified in writing of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws in writing, except where any noncompliance would not reasonably be expected to have a Material Adverse Effect, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, except where any such suspension, revocation or termination would not reasonably be expected to have a Material Adverse Effect, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, except where such restriction would not reasonably be expected to have a Material Adverse Effect;

      6.19. Employment Matters. (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any

Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

      (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect; and

      6.20. RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

      6.21. Perfected Security Instruments. (a) At all times after execution and delivery of each Pledge Agreement by the Pledgor thereunder and satisfaction of the conditions set forth in Section 5.1, the security interests created in favor of the Agent for the benefit of the Lenders under the Pledge Agreements will constitute valid, perfected security interests in the Pledged Stock and Partnership Interests, subject to no other Liens;

            (b) At all times after execution and delivery of each Security Instrument (other than the Pledge Agreements) by the parties thereto and completion of the filings and recordings listed on Schedule 6.21 hereto, the security interests created in favor of the Agent for the benefit of the Lenders under the Security Instruments (other than the Pledge Agreements) will constitute valid perfected security interests in the Collateral described therein, subject to no other Liens whatsoever except for Liens permitted under
Section 8.3.

                                ARTICLE VII

                           Affirmative Covenants

      Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

      7.1. Financial Reports, Etc. (a) As soon as practical and in any event within 120 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows, and the respective notes thereto (in the case of consolidated statements only), for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Price Waterhouse LLP, or other such independent certified public accountants selected by the Borrower and approved by the Agent which approval shall not be unreasonably withheld (unless such accountants shall be one of the six (6) largest accounting firms in the United States, in which case the Agent's approval shall not be required), which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 8.1(a) through 8.1(e), which certificate shall be in the form of Exhibit I;

      (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in Section 6.6(a) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 7.1(a)(ii);

      (c) together with each delivery of the financial statements required by
Section 7.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 7.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 7.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

      (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or, upon reasonable request of the Agent, any other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary; and

      (e) not later than 45 days after the last Business Day of each Fiscal Year, deliver to the Agent and each Lender a capital and operating expense budget and consolidated financial projections for the Borrower and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis;

      (f) as soon as practicable and in any event within 45 days following the end of each calendar month, deliver to the Agent and each Lender an accounts receivable aging report in form and detail acceptable to the Agent;

      (g) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request;

      The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;

      7.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens (except for Liens permitted under Section 8.3) all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

      7.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 8.7, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary except where the failure to so qualify would not have a Material Adverse Effect;

      7.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors;

      7.5. Insurance. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated and otherwise as required by the Security Instruments, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than are maintained by similar businesses that are similarly situated, such insurance policies to be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this Section 7.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any adverse manner;

      7.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

      7.7. Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice;

      7.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

      7.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

      7.10. Covenants Extending to Other Persons. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 7.2 through 7.9, and 7.18 inclusive;

      7.11. Officer's Knowledge of Default. Upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary or other Credit Party to any Lender, [or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect,] cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto;

      7.12. Suits or Other Proceedings. Upon any officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary or other Credit Party, making a claim or claims in an aggregate amount greater than $500,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;

      7.13. Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Subsidiary relating to any (a) material violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) material release or threatened release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license or in compliance with Environmental Laws; or (c) material liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials;

      7.14. Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability.

      7.15. Indemnification. Without limiting the generality of Section 11.9, each Credit Party hereby agrees jointly and severally to indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by the Borrower or any Subsidiar, except, in each case, where arising out of any actions or inactions by the Agent or any of the Lenders. The provisions of this
Section 7.15 shall survive repayment of the Obligations and expiration or termination of this Agreement;

      7.16. Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents;

      7.17. Employee Benefit Plans.

            (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions other than employee elective deferrals under
      Section 401(k) of the Code to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing,
      (c) any material increase in the benefits of any existing Employee Benefit Plan other than with respect to employee elective deferrals covered by
      Section 401(k) of the Code, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

            (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

            (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under
      Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B

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

      (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

      7.18. Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

      7.19. New Subsidiaries. Within thirty (30) days of the acquisition or creation of any Subsidiary cause to be delivered to the Agent for the benefit of the Lenders each of the following:

            (a) a Facility Guaranty executed by such Subsidiary substantially in the form of Exhibit J;

            (b) a Security Agreement of such Subsidiary substantially in the form of Exhibit K, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Subsidiary as "Debtor" and naming the Agent for the benefit of the Lenders as "Secured Party", in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Lenders the Lien on Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

            (c) if such Subsidiary is a corporation or is a partnership that has issued certificates evidencing ownership of Partnership Interests, (A) the Pledged Stock or, if applicable, certificates of ownership of such Partnership Interests, together with duly executed stock powers or powers of assignment in blank affixed thereto, and (B) if such Collateral shall be owned by a Subsidiary who has not then executed and delivered to the Agent a Security Instrument from the owner of such Collateral granting a Lien to the Agent in such Collateral, a Security Agreement or a Pledge Agreement (as appropriate) substantially similar in form and content to that executed and delivered by the Borrower as of the Closing Date, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Facility Guaranty;

            (d) if such Subsidiary is a partnership not described in clause (c) immediately above, (A) the certificate of the Registrar of such partnership with respect to the registration of the Lien on Partnership Interests, which certificate shall be in the form of Exhibit B of the Pledge Agreement, and (B) if such Collateral shall be owned by a Subsidiary who has not then executed and delivered to the Agent a Security Instrument

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

      from the owner of such Collateral granting a Lien to the Agent in such Collateral, a Pledge Agreement substantially similar in form and content to that executed and delivered by the Borrower as of the Closing Date, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Facility Guaranty;

            (e) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral);

            (f) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this Section 7.19 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to Section 5.1(a)), to the effect that:

                  (A) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

                  (B) the execution, delivery and performance of the Facility
            Guaranty and other Loan Documents described in this Section 7.19 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

                  (C) the Uniform Commercial Code financing statements on Form
            UCC-1 delivered to the Agent by the Subsidiary in connection with the delivery of the Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Agent for the benefit of the Lenders the Lien

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

            on Collateral conferred under such Security Instruments to the extent such Lien may be perfected by Uniform Commercial Code filing;

            (g) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 7.19.

      7.20. Business Credit Diagnostic Examination. Do all things reasonably necessary to permit the Agent's business credit division to perform a business credit diagnostic examination of the books, records and systems of the Borrower and its Subsidiaries within 90 days of the Closing Date, which such examination will be at the expense of the Agent. The Borrower and its Subsidiaries shall cooperate fully with such examination, and Borrower shall provide such schedules, reports and information as the Agent's business credit division may reasonably request.

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

                               ARTICLE VIII

                            Negative Covenants

      Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

      8.1.  Financial Covenants.

      (a) Consolidated Net Worth. Permit Consolidated Net Worth to be less than
(i) $39,000,000 at the Closing Date and (ii) as at the last day of each succeeding fiscal quarter of the Borrower and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 8.1(a) as at the end of the immediately preceding fiscal quarter, plus (B) 75% of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded, as provided for in the definition of "Consolidated Net Income"), plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments.

      (b) Consolidated Adjusted Leverage Ratio. Permit the Consolidated Adjusted Leverage Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 3.50 to 1.00.

      (c) Consolidated Fixed Charge Ratio. Permit the Consolidated Fixed Charge Ratio as of the last day of any fiscal quarter of the Borrower to be less than
1.25 to 1.00.

      (d) Consolidated Senior Funded Debt to Adjusted EBITDA Ratio. Permit the Consolidated Senior Funded Debt to Adjusted EBITDA Ratio as of the last day of any fiscal quarter of the Borrower to be greater than 3.00 to 1.00.

      (e) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any Four-Quarter Period to be less than 3.00 to 1.00.

      8.2. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and the Borrower shall have furnished to the Agent (A) both (i) two years of financial statements on the Person being acquired, the most recent year of which shall be audited, or, if in the case of an Acquisition of assets in which the Cost of Acquisition is less than

$5,000,000.00 where no audited financial statements are available as to the operation of the assets being acquired (an "Exception Acquisition"), then such financial information as is available, but only to the extent that the purchase agreement for such Acquisition contains terms and conditions with respect to post-closing purchase price adjustments reasonably acceptable to the Agent, and
(ii) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to such Acquisition and (B) a certificate in the form of Exhibit I prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower or a wholly-owned Subsidiary, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a wholly-owned Subsidiary), (iv) if the Cost of Acquisition shall exceed $10,000,000, the Required Lenders shall consent to such Acquisition in their discretion, (v) if, after giving effect to such Acquisition, the aggregate Costs of Acquisition incurred by Borrower and its Subsidiaries from and after the Closing Date shall exceed $25,000,000, the Required Lenders shall consent to such Acquisition in their discretion, and (vi) if the Person acquired shall be organized under the laws of a jurisdiction other than the United States of America, the Required Lenders shall consent to such Acquisition in their discretion; provided, however, that in the case of an Exception Acquisition, so long as NationsBank shall be the only Lender, NationsBank shall use its best efforts to advise the Borrower whether or not it has consented to such Exception Acquisition within three Business Days of its receipt of the available financial information and purchase agreement.

      8.3. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than

            (a) Liens created under the Security Instruments in favor of the Agent and the Lenders, and otherwise existing as of the date hereof and as set forth in Schedule 6.7;

            (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on Schedule 6.7, are inferior in respect of the Collateral to the Liens conferred under the Security Instruments, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

            (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on Schedule 6.7, are inferior in respect of the Collateral to the Liens conferred under the Security Instruments, and with respect to which adequate reserves or other appropriate provisions

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

      are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

            (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

            (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

            (f) purchase money Liens to secure Indebtedness permitted under
      Section 8.4(f) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness; provided, however, that Borrower may assume Indebtedness in connection with an Acquisition where the amount of the Indebtedness represents less than 75% of the purchase price so long as the amount of the Indebtedness with respect to any asset does not exceed $25,000;

            (g) Liens arising in connection with Capital Leases permitted under
      Section 8.4(f); provided that no such Lien shall extend to any Collateral or to any other property other than the assets subject to such Capital Leases; and

            (h) Liens securing Subordinated Indebtedness permitted under Section 8.4(f) payable to a Person which Indebtedness represents a portion of the Cost of Acquisition of such Person or assets of such Person.

      8.4. Indebtedness. Incur, create, assume or permit to exist any Indebtedness of the Borrower, howsoever evidenced, except:

            (a) Indebtedness existing as of the Closing Date as set forth in
      Schedule 6.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date;

            (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

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

            (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (d) Indebtedness arising from Rate Hedging Obligations permitted under Section 8.14;

            (e) unsecured intercompany Indebtedness for loans and advances made by the Borrower or any Guarantor to the Borrower or any Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent;

            (f) additional Indebtedness for Money Borrowed, including Subordinated Indebtedness, not otherwise covered by clauses (a) through
      (e) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (f) shall in no event exceed $10,000,000 at any time and the aggregate outstanding principal amount of Subordinated Indebtedness permitted under this clause (f) shall in no event exceed $7,000,000; provided, however, Indebtedness arising out of earnout agreements and Indebtedness representing a portion of the purchase price of an Acquisition shall in any event be Subordinated Indebtedness containing provisions similar to those in Exhibit M, in the case of earnout agreements, and Exhibit L in the case of other Indebtedness.

      8.5. Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of the Borrower or any Subsidiary other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section 8.7, and (d) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries.

      8.6. Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

            (a) securities of any Person acquired in an Acquisition permitted hereunder;

            (b) Eligible Securities;

            (c) investments existing as of the date hereof and as set forth in
      Schedule 6.4;

            (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in

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

      connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss; and

            (e) investments in Guarantors;

            (f) loans between the Borrower and the Guarantors described in
      Section 8.4(e);

            (g) other loans, advances and investments in an aggregate principal amount at any time outstanding not to exceed $2,500,000.

      8.7. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under Section 8.5(a), (b) and (d)); provided, however, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary of the Borrower, and (ii) any other Person may merge into or consolidate with the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 8.2, provided further, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.


      8.8. Transactions with Affiliates. Other than transactions permitted under
Section 8.7, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

      8.9. Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

            (a) permit the occurrence of any Termination Event which would result in a material liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

            (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities in a material respect; or

            (c) permit a material accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

            (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

            (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

            (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Pension Plan which establishment or amendment could result in material liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is in excess of $10,000; or

            (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

      8.10. Fiscal Year.  Change its Fiscal Year.

      8.11. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 8.8.

      8.12. Limitations on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series of related transactions, which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary.


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

      8.13. Change in Control. Cause, suffer or permit to exist or occur any Change of Control.

      8.14. Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except pursuant to Swap Agreements in an aggregate notional amount not to exceed at any time 25% of the Total Revolving Credit Commitment or as otherwise agreed by the Borrower and the Agent.

      8.15. Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness other than the Loans; or

      (b) amend, modify or change in any manner any term or condition of any Indebtedness described in Section 8.4(a), (e) or (f) or any lease so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date.

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                                ARTICLE IX

                    Events of Default and Acceleration

      9.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

            (a) if default shall be made in the due and punctual payment of the principal of any Loan or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II, maturity, by acceleration or otherwise; or

            (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent within five (5) days after the date on which the same shall be due and payable; or

            (c) if default shall be made in the performance or observance of any covenant set forth in Section 7.7, 7.11, 7.12, 7.19 or Article VIII;

            (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an officer of the Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

            (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $100,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation in an amount in excess of $100,000 may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default described in this clause (e) shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

            (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

            (g) if the Borrower or any Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

            (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty
      (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent juris diction shall assume custody or control of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

            (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $50,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment,

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

      injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $50,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

            (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days; or

            (k) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Rate Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

            (l) if there shall occur and not be waived an Event of Default as defined in any of the other Loan Documents; or

            (m) if two or more of John Fitzgerald, Lee Edelstein, Michael Dinkins, John Jordan or Douglas Rebak shall cease during any period of six
      (6) consecutive months to be employed by the Borrower as a key executive;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                  (A) either or both of the following actions may be taken: (i)
            the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans terminated, whereupon the obligation of each Lender to make further Loans hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders; and


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

                  (B) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

      9.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

      9.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

      9.4. No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

      9.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

            (a) amounts due to the Lenders pursuant to Sections 2.10 and 11.5;

            (b) amounts due to the Agent pursuant to Section 10.9;

            (c) payments of interest on Loans to be applied for the ratable benefit of the Lenders;

            (d) payments of principal of Loans to be applied for the ratable benefit of the Lenders;

            (e) amounts due to the Lenders pursuant to Sections 7.15 and 11.9;

            (f) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;


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

            (g) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

            (h) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

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

                                 ARTICLE X

                                 The Agent

      10.1. Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of Section 10.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

            (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Lender;

            (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

            (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

            (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

            (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

      10.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements

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

of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.1 hereof. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

      10.3. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

      10.4. Rights as Lender. With respect to its Revolving Credit Commitment and the Loans made by it, NationsBank (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

      10.5. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.9 hereof, but without limiting the obligations of the Borrower under such Section) ratably in accordance with their respective Revolving Credit Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby

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

or any action taken or omitted by the Agent under any Loan Document, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by the Borrower under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Borrower. The agreements contained in this Section 10.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

      10.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Loan Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

      10.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent; provided, however, that so long as no Default or Event of Default has occurred, such appointment shall be subject to the Borrower's consent, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

      10.8. Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article IV) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article IV), then (a) such Lender shall be deemed to have simultaneously

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

purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 10.8 the term "pro rata" shall be determined with respect to the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitments after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this
Section 10.8 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

      10.9. Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.

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                                ARTICLE XI

                               Miscellaneous

      11.1. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Revolving Credit Commitment; provided, however, that

            (i) each such assignment shall be to an Eligible Assignee;

            (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $500,000 in excess thereof;

            (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

            (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $5,000.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

      (b) The Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto,

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

together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the parties thereto.

      (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article VI and the right of set-off contained in Section 11.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment).

      (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

      (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants, provided that with respect to any non-public information, such prospective assignee or participant has signed an appropriate confidentiality agreement).

      11.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:


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

            (a)   if to the Borrower:

                  CulturalAccessWorldwide, Inc.
                  2200 Clarendon Boulevard, 11th Floor
                  Arlington, Virginia  22201
                  Attn: Michael Dinkins
                  Telephone:  (703) 516-6425
                  Telefacsimile: (703) 812-9561

            (b)   if to the Agent:

                  NationsBank, National Association
                  6610 Rockledge Drive
                  Bethesda, Maryland 20817
                  Attention: Maria Manos
                  Telephone:  (301) 493-7072
                  Telefacsimile:  (301) 571-9098

                  with a copy to:

                  NationsBank, National Association
                  6610 Rockledge Drive
                  Bethesda, Maryland  20817
                  Attention:  Commercial Banking
                  Telephone:  (301) 493-7072
                  Telefacsimile: (301) 571-9098

            (c)   if to the Lenders:

                  At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

            (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

      11.3. Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and

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

although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 11.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

      (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 11.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrower in the amount of such participation.

      11.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Eurodollar Rate Loan hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

      11.5. Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the syndication, preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

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

      11.6. Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if Article X or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Revolving Credit Commitment of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Revolving Credit Commitment, or (iv) change the percentage of the Revolving Credit Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this
Section 11.6 or any other provision of this Agreement [or (v) release any Guarantor or all or substantially all of the Collateral.

      No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

      11.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

      11.8. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

      11.9. Indemnification; Limitation of Liability. (a) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

      (b) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 11.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

      11.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

      11.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations and other communications between or among the parties, both oral and written, with respect thereto.

      11.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

      11.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

      11.14. Governing Law; Waiver of Jury Trial.

            (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

            (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MONTGOMERY, STATE OF MARYLAND, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

            (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 11.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF MARYLAND.

            (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

            (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR

      PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

      11.15. Payments. All principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

                      [Signatures on following pages]

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                              CULTURALACCESSWORLDWIDE, INC.
WITNESS:

/s/ John Hamerski             By: /s/ Michael Dinkins
                                  ------------------------
                              Name: Michael Dinkins
                              Title: Senior Vice President





                              NATIONSBANK, NATIONAL ASSOCIATION,
                              as Agent for the Lenders


                              By: /s/ Maria Manos
                                  ------------------------
                              Name: Maria Manos
                              Title: Vice President

                              NATIONSBANK, NATIONAL ASSOCIATION


                              By: /s/ Maria Manos
                                  ------------------------
                              Name: Maria Manos
                              Title: Vice President


                              Lending Office for Base Rate Loans:
                                    NationsBank, National Association
                                    6610 Rockledge Drive
                                    Bethesda, MD 20817
                                    Attention: Maria Manos
                                    Telephone:  (301) 493-7072
                                    Telefacsimile:  (301) 571-9098

                              Wire Transfer Instructions:
                                    NationsBank, National Association
                                    ABA# 052001633
                                    Account No.: 2055045012457
                                    Reference: CulturalAccess Worldwide, Inc.
                                               #522848
                                    Attention: Jennefer Pettus


                              Lending Office for Eurodollar Rate Loans:
                                    NationsBank, National Association
                                    6610 Rockledge Drive
                                    Bethesda, MD 20817
                                    Attention: Maria Manos
                                    Telephone:  (301) 493-7072
                                    Telefacsimile:  (301) 571-9098

                              Wire Transfer Instructions:
                                    NationsBank, National Association
                                    ABA# 052001633
                                    Account No.: 2055045012457
                                    Reference: CulturalAccess Worldwide, Inc.
                                               #522848
                                    Attention: Jennefer Pettus

                                     EXHIBIT A


                         Applicable Commitment Percentage

                                                                  Applicable
                                          Revolving Credit        Commitment
            Lender                           Commitment           Percentage
            ------                           ----------           ----------

NationsBank, National Association
                                             $30,000,000             100%

                                             -----------             ---
                                             $30,000,000             100%

                                   EXHIBIT B

                      Form of Assignment and Acceptance

      Reference is made to the Credit Agreement dated as of April 9, 1998 (the "Credit Agreement") among CulturalAccessWorldwide, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and NationsBank, N.A., as agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

      The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, WITHOUT RECOURSE and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Loan and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

      2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Revolving Credit Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Revolving Credit Commitment retained by the Assignor, if any, as specified on Schedule 1.

      3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit

Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 4.6.

      4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1.

      5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

      8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telefacsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                  Schedule 1



      Percentage interest assigned:                  ________%

      Assignee's Commitment:                         $_______
      Aggregate outstanding principal amount
        of Loans assigned:                           $_______

      Principal amount of Note payable to Assignee:  $_______

      Principal amount of Note payable to Assignor:  $_______

      Effective Date (if other than date
            of acceptance by Agent):                 *_______, 19____



                                    [NAME OF ASSIGNOR], as Assignor


                                    By:_____________________________
                                         Title:

                                    Dated:______, 19 ____



                                    [NAME OF ASSIGNEE], as Assignee


                                    By:______________________________
                                         Title:

                                    Domestic Lending Office:

                                    Eurodollar Lending Office:



* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved] **
this ___ day of ___________, 19 _____

NATIONSBANK, N.A.


By:______________________________
Title:


[Approved this ____ day
of ____________, 19____


CULTURALACCESSWORLDWIDE, INC.


By:_________________________]**
Title:


** Required if the Assignee is an Eligible Assignee solely by reason of clause
(iii) of the definition of "Eligible Assignee".

                                   EXHIBIT C

      Notice of Appointment (or Revocation) of Authorized Representative

         Reference is hereby made to the Credit Agreement dated as of April 9, 1998 (the "Agreement") among CulturalAccessWorldwide, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower hereby nominates, constitutes and appoints each individual named below as an Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by the Borrower to act as Authorized Representative under the Loan Documents:

Name and Address                   Office                 Specimen Signature



-------------------      ------------------------      ------------------------
-------------------
-------------------

-------------------      ------------------------      ------------------------
-------------------      ------------------------      ------------------------
-------------------

Borrower hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized Representative.

         This the ___ day of __________________, 19____.


                                          CULTURALACCESSWORLDWIDE, INC.


                                          By:____________________________
                                          Name:__________________________
                                          Title:_________________________

                                   EXHIBIT D

                           Form of Borrowing Notice

To:      NationsBank, National Association,
         as Agent
         __________________________________
         __________________________________
         Charlotte, North Carolina  28255
         Attention:________________________
         Telefacsimile:____________________

         Reference is hereby made to the Credit Agreement dated as of April 9, 1998 (the "Agreement") among CulturalAccessWorldwide, Inc. (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan               Interest           Aggregate
(check one)                Period(1)          Amount(2)        Date of Loan(3)
-----------                ---------          ---------        ---------------

Revolving Loan
--------------
Base Rate Loan             ______             _________        ____________

Eurodollar Rate Loan       ______             _________        ____________


-----------------------

(1)      For any Eurodollar Rate Loan, one, two, three or four months.
(2)      Must be $500,000 or if greater an integral multiple of $10,000.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan.

         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [insert transmittal instructions] .

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein; and

         2. All the representations and warranties set forth in Article VI of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in Section 6.6(a) of the Agreement are to those financial statements most recently delivered to you pursuant to Section 7.1 of the Agreement (it being understood that any financial statements delivered pursuant to Section 7.1(b) have not been certified by independent public accountants) and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties.

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                              CULTURALACCESSWORLDWIDE, INC.


                              BY: ___________________________________
                                    Authorized Representative

                              DATE: _________________________________

                                   EXHIBIT E

                    Form of Interest Rate Selection Notice

To:      NationsBank, National Association, as Agent
         __________________________________
         __________________________________
         Attention: __________________
         Telefacsimile:  (___) ___-____

         Reference is hereby made to the Credit Agreement dated as of April 9, 1998 (the "Agreement") among CulturalAccessWorldwide, Inc. (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest Period:

Type of Loan               Interest           Aggregate
(check one)                Period(1)          Amount(2)         Date of Loan(3)
-----------                ---------          ---------         ---------------

Base Rate Loan             ______             _________         ____________

Eurodollar Rate Loan       ______             _________         ____________


(1)      For any Eurodollar Rate Loan one, two, three or four months.
(2)      Must be $500,000 or if greater an integral multiple of $10,000.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan.


                                    CULTURALACCESSWORLDWIDE, INC.


                                    BY:_____________________________________
                                          Authorized Representative

                                    DATE:___________________________________

                                   EXHIBIT F

                                 Form of Note

                                Promissory Note




$30,000,000                                           __________, __________

                                                            April ___, 1998


      FOR VALUE RECEIVED, CULTURALACCESSWORLDWIDE, INC., a Delaware corporation having its principal place of business located in Arlington, Virginia (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, NATIONAL ASSOCIATION (the "Lender"), in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of April 9, 1998 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of THIRTY MILLION DOLLARS ($30,000,000) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

      If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2 (a) of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

      In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

      Interest hereunder shall be computed as provided in the Agreement.

      This Note is one of the Notes referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

      All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                              CULTURALACCESSWORLDWIDE, INC.
WITNESS:

_________________             By:___________________________________________
                              Name:_________________________________________
_________________             Title:________________________________________

                                   EXHIBIT G


                           Form of Pledge Agreement



                            STOCK PLEDGE AGREEMENT

      THIS STOCK PLEDGE AGREEMENT (the "Agreement") is made and entered into as of this ___ day of _________, ____ by and between THE UNDERSIGNED (the "Pledgor"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders" and collectively with the Agent the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement.

                             W I T N E S S E T H:


      WHEREAS, the Secured Parties have agreed to provide to Cultural Access Worldwide, Inc. (the "Borrower") a revolving credit facility pursuant to the Credit Agreement dated as of April 9, 1998 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented, or amended and restated the "Credit Agreement"); and

      WHEREAS, the Guarantor will materially benefit from the Loans and Advances made under the Credit Agreement and the Guarantor is a party to that certain Guaranty Agreement (the "Guaranty") dated as of the date hereof pursuant to which the Guarantor guaranteed the Obligations of the Borrower; and

      WHEREAS, as collateral security for the payment and performance of all obligations and liabilities of the Pledgor under the Guaranty and all of the Borrower's Obligations, the Pledgor is willing to pledge and grant to the Agent for the benefit of the Lenders a security interest in all of the issued and outstanding shares of capital stock, whether now in existence or hereafter issued, of each of its Domestic Subsidiaries, and at least 65% of the issued and outstanding shares of capital stock or equivalent indicia of ownership under the law or practice of any foreign jurisdiction, whether now in existence or hereafter issued, of each of its Direct Foreign Subsidiaries, all of which are required to be subject to a Pledge Agreement pursuant to the Credit Agreement (the "Pledged Stock"), including without limitation the Pledged Stock in such Subsidiaries more particularly described on Schedule I hereto (such Subsidiaries, together with all other Subsidiaries whose capital stock may be required to be subject to a Pledge Agreement from time to time, are hereinafter referred to collectively as the "Pledged Subsidiaries"), as well as the Partnership Interests listed on Schedule II hereto together with all other Partnership Interests that may be required to be subject to a Pledge

Agreement (the "Partnership Interests" and collectively with the Pledged Stock, the "Pledged Securities"); and

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

      1.    Pledge of Stock and Partnership Interests; Other Collateral.

      (a) As collateral security for the payment and performance of all Obligations of the Borrower under the Credit Agreement and all obligations of the Pledgor under the Guaranty (collectively the "Secured Obligations"), each Pledgor hereby pledges and collaterally assigns to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders a first priority lien and security interest in, the Pledged Securities and all of the following:

                  (i) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Securities, other than cash dividends permitted to be retained by the Pledgor under Section 9 hereof;

                  (ii) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Securities; and

                  (iii) all proceeds of any of the foregoing.

All such Pledged Securities, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this Section 1, other than cash dividends issued in respect of such Pledged Securities that are permitted to be retained by the Pledgor under Section 9 hereof, are herein collectively referred to as the "Collateral." All of the Pledged Securities described on Schedules I and II in effect from time to time are currently owned by the respective Pledgor and represented by the stock certificates listed on Schedules I and II hereto. Certificates evidencing all the Pledged Securities on the Closing Date, together with stock powers or powers of assignment duly executed in blank by the appropriate Pledgor, have been delivered to the Agent.

      (b) Each Pledgor agrees to deliver all the Collateral to the Agent at such location or locations as the Agent shall from time to time designate by written notice pursuant to Section 25 hereof for its custody at all times until termination of this Agreement, together with such instruments of assignment and transfer as requested by the Agent.

      (c) The Pledgor agrees to deliver all share certificates, documents, agreements, financing statements, amendments thereto, assignments or other writings as the Agent may reasonably request to carry out the terms of this Agreement or to protect or enforce the lien and security interest in the

Collateral hereunder granted thereby to the Agent for the benefit of the Lenders and further agrees to do and cause to be done all things determined by the Agent to be reasonably necessary to perfect and keep in full force the Lien in the Collateral hereunder granted thereby in favor of the Agent for the benefit of the Lenders, including, but not limited to, the prompt payment of all documented out-of-pocket fees and expenses incurred in connection with any filings made to perfect or continue the lien and security interest in the Collateral hereunder granted thereby in favor of the Agent for the benefit of the Lenders. The Pledgor agrees to make appropriate entries upon its books and records (including without limitation its stock record and transfer books) disclosing the Lien in the Collateral hereunder granted thereby to the Agent for the benefit of the Lenders hereunder.

      (d) All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by the Agent or any Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement thereof, shall become a part of the Secured Obligations and shall be paid to the Agent for the benefit of the Lenders by the Pledgor immediately upon demand therefor, with interest thereon until paid in full at the interest set forth in the Credit Agreement so long as there is no Default or Event of Default and if there is a Default or Event of Default at the Default Rate for Base Rate Loans.

      2. Status of Pledged Stock. Each Pledgor hereby represents and warrants to the Agent for the benefit of the Lenders that (i) all of the Partnership Interests are validly issued and outstanding and constitute all of the equity interests or securities of the Partnership now owned, beneficially or of record, by such Pledgor, (ii) all of the shares of Pledged Stock are validly issued and outstanding, fully paid and nonassessable and constitute all the authorized, issued and outstanding shares of common stock of each of the Pledged Subsidiaries which are Domestic Subsidiaries and at least 65% of the authorized, issued and outstanding shares of common stock of each of the Pledged Subsidiaries which are Direct Foreign Subsidiaries, (iii) each Pledgor is the registered and record and beneficial owner of its Pledged Securities, free and clear of all Liens, charges, equities, encumbrances and restrictions on pledge or transfer (other than the Liens created under the Loan Documents and restrictions imposed by applicable law), (iv) the Pledgor has full corporate power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer such Pledged Securities in the manner and form hereof, and
(v) the pledge, assignment and delivery of such Pledged Securities by the Pledgor to the Agent for the benefit of the Lenders pursuant to this Agreement creates, together with the delivery of the certificates evidencing the Pledged Securities, which delivery has heretofore been accomplished, a valid and perfected first priority security interest in such Pledged Securities in favor of the Agent for the benefit of the Lenders, securing the payment of the Secured Obligations. Except as permitted under Sections 8.5 or 8.7 of the Credit Agreement, none of the Pledged Securities (nor any interest therein or thereto) shall be sold, transferred or assigned, nor any Lien created therein, without the Agent's prior written consent, which may be withheld for any reason. Each Pledgor covenants with the Agent for the benefit of the Lenders that it shall at all times cause the Pledged Stock to be represented by the certificates now and hereafter delivered to the Agent in accordance with Section 1 hereof and that it shall not cause, suffer or permit any of the Pledged Subsidiaries to issue any capital stock, or securities convertible into, or exercisable or exchangeable for, capital stock, at any time during the term of this Agreement other than to the Pledgor and subject to this Agreement pursuant to Section

23 hereof. Each Pledgor covenants with Agent that it shall at all times cause the Partnership Interests to be and remain uncertificated and the Lien created hereunder to be registered on the books and records of each Partnership maintained to record the ownership and transfer of ownership of Partnership Interests, and in the event, notwithstanding the foregoing, the Partnership Interests or any of them are certificated, to deliver such certificates promptly to the Agent together with such instruments of assignment and transfer duly executed in blank by such Pledgor as the Agent shall request. Each Pledgor covenants with the Agent for the benefit of the Lenders that if at any time the Pledged Securities shall not be represented by the certificates being delivered to the Agent simultaneously herewith or pursuant to the immediately preceding sentence, the Pledgor shall immediately cause to be delivered to the Agent replacement certificates representing the Pledged Securities in accordance with
Section 1 hereof.

      3. Preservation and Protection of Collateral.

      (a) The Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, other than the obligation to deal with the Collateral while in its possession in the same manner as the Agent deals with similar securities or property for its own account.

      (b) Each Pledgor agrees to pay when due all taxes, charges, Liens and assessments against the Collateral, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP and evidenced to the reasonable satisfaction of the Agent and provided further that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed. Upon the failure of any Pledgor to so pay or contest such taxes, charges, Liens or assessments, the Agent at its option may pay or contest any of them (the Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments).

      4. Default. Upon the occurrence and during the continuance of any Event of Default, the Agent is given full power and authority to sell, assign and deliver or collect the whole or any part of the Collateral, or any substitute therefor or any addition thereto, in one or more sales, with or without any previous demands or demand of performance or, to the extent permitted by law, notice or advertisement, in such order as the Agent may elect; and any such sale may be made either at public or private sale at the Agent's place of business or elsewhere, either for cash or upon credit or for future delivery, at such price as the Agent may reasonably deem fair; and the Agent may be the purchaser of any or all Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or right of redemption. Demands of performance, advertisements and presence of property and sale and notice of sale are hereby waived to the extent permissible by law and the Pledgor acknowledges that the Collateral is of a type customarily sold on a recognized market. Any sale hereunder may be conducted by an auctioneer or any officer or agent of the Agent. Each Pledgor recognizes that the Agent may be unable to effect a public sale of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities, and that as a consequence of such prohibitions and restrictions the Agent may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the stock for their own account, for investment and not with a view to the distribution or resale thereof, or (ii) to seek regulatory approval of any proposed sale or sales, or
(iii) to limit the amount of Collateral sold to any Person or group. Each Pledgor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to the Pledgor than if such Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Agent has no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the issuer of such Collateral to register or otherwise qualify the Pledged Securities, even if such issuer would agree to register or otherwise qualify for public sale under the Securities Act or applicable state law. Each Pledgor agrees that private sales made under the foregoing circumstances will not, for that reason, be deemed to have been made in a manner which is not commercially reasonable. Each Pledgor hereby acknowledges that a ready market may not exist for the Pledged Securities since it is not traded on a national securities exchange or quoted on an automated quotation system and agrees and acknowledges that in such event the Pledged Securities may be sold for an amount less than a pro rata share of the fair market value of the issuer's assets minus its liabilities. In addition to the foregoing, the Lenders may exercise such other rights and remedies as may be available under the Loan Documents, at law or in equity.

      5. Proceeds of Sale. The proceeds of the sale of any of the Collateral and all sums received or collected from or on account of such Collateral shall be applied to the payment of expenses incurred or paid by the Agent in connection with any holding, sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, reasonable attorneys' fees or expenses mentioned herein, and to the payment of the Secured Obligations or any part thereof, all in such order and manner as is provided in Section 9.5 of the Credit Agreement. The Agent shall, upon satisfaction in full of all such Secured Obligations, pay any balance to the Pledgor or otherwise as may be required by applicable law.

      6. Presentments, Demands and Notices. The Agent shall not be under any duty or obligation whatsoever to make or give any presentments, demands for performances, notices of nonperformance, protests, notice of protest or notice of dishonor in connection with any obligations or evidences of indebtedness held thereby as collateral, or in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations secured hereunder.

      7. Attorney-in-Fact. Each Pledgor hereby appoints the Agent as such Pledgor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to such Pledgor representing any dividend, interest payment, principal payment or other distribution payable or distributable in respect of, or otherwise constituting, the Collateral or any part thereof and to give full discharge for the same.

      8. Waiver by Pledgor. Each Pledgor waives (to the extent permitted by applicable law) any right to require any Secured Party or any other obligee of the Secured Obligations to (a) proceed against any other Pledgor or any Person, including without limitation the Borrower or any Guarantor, (b) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or
(c) pursue any other remedy in its power; and waives (to the extent permitted by applicable law) any defense arising by reason of any disability or other defense of any other Pledgor or any other Person, including without limitation the Borrower or any Guarantor, or by reason of the cessation from any cause whatsoever of the liability of any other Pledgor or any other Person, including without limitation, the Borrower or any Guarantor. The Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Pledgor and the receipt thereof by such Pledgor shall be a complete and full acquittance for the Collateral so delivered, and the Agent shall thereafter be discharged from any liability or responsibility therefor.

      9.    Dividends and Voting Rights.

      (a) All dividends and other distributions with respect to the Pledged Securities shall be subject to the pledge hereunder, except for cash dividends which are, to the extent permitted to be made under the Credit Agreement, permitted to be retained by a Pledgor so long as no Event of Default shall have occurred and be continuing, and any such dividends may be retained by such Pledgor free from any Lien hereunder. Upon the occurrence and during the continuance of any Event of Default, all such cash and other dividends shall be promptly delivered to the Agent (together, if the Agent shall request, with stock powers or instruments of assignment duly executed in blank affixed to any stock certificate or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder or, at the option of the Agent, to be applied to the Secured Obligations as they become due.

      (b) So long as no Event of Default shall have occurred and be continuing, the registration of the Collateral in the name of a Pledgor shall not be changed and such Pledgor shall be entitled to exercise all voting and other rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

      (c) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of a Pledgor to receive and retain dividends and other distributions upon the Collateral shall cease and shall thereupon be vested in the Agent for the benefit of the Lenders.

      (d) Upon the occurrence and during the continuance of any Event of Default, at the option of the Agent, all rights of a Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise with respect to the Collateral pursuant to subsection (b) above shall cease and the Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Agent or its nominee or agent for the benefit of the

Lenders and exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Pledgor hereby appoints the Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to the Pledged Securities hereunder upon the occurrence and during the continuance of any Event of Default, which proxy is coupled with an interest and is irrevocable prior to termination of this Agreement as set forth in Section 22 hereof, and each Pledgor hereby agrees to provide such further proxies as the Agent may request; provided, however, that the Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

      10. Power of Sale. Until the Facility Termination Date, the power of sale and other rights, powers and remedies granted to the Agent for the benefit of the Lenders hereunder shall continue to exist and may be exercised by the Agent at any time and from time to time irrespective of the fact that any Secured Obligations or any part thereof may have become barred by any statute of limitations or that the liability of a Pledgor may have ceased.

      11. Other Rights. The rights, powers and remedies given to the Agent for the benefit of the Lenders by this Agreement shall be in addition to all rights, powers and remedies given to any Lenders by virtue of any statute or rule of law. Any forbearance or failure or delay by the Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the Lenders shall continue in full force and effect until such right, power or remedy is specifically waived by the Required Lenders by an instrument in writing.

      12. Anti-Marshalling Provisions. The right is hereby given by the Pledgor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release any Pledgor from its liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in Section 9.5 of the Credit Agreement. Each Pledgor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

      13. Absolute Rights and Obligations. All rights of the Secured Parties, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Secured Obligations;

            (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

            (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or of this Agreement.

      14. Definitions. All terms used herein unless otherwise defined in the Credit Agreement shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Virginia, and such definitions are hereby incorporated herein by reference and made a part hereof.

      15. Entire Agreement. This Agreement, together with the Credit Agreement, the Guaranty and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

      16. Further Assurances. Each Pledgor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Lenders hereunder. Each Pledgor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Lenders, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by such Pledgor or any other Person to any of such issuers or obligors.

      17. Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that, except as provided in the Credit Agreement, no Pledgor shall assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Secured Obligations.

      18. Swap Agreements. All obligations of the Borrower under Swap Agreements shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

      19. Severability. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

      20. Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

      21. Indemnification. Without limitation of Section 11.9 of the Credit Agreement or any other indemnification provision in any Loan Document, each Pledgor hereby covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all other reasonable out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which such Pledgor has incurred any Secured Obligation (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Pledgor shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations, termination or expiration of this Agreement and occurrence of the Facility Termination Date.

      22. Termination. This Agreement and all obligations of the Pledgor hereunder shall terminate on the Facility Termination Date, at which time the Liens and rights granted to the Agent for the benefit of the Lenders hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Pledgor, deliver to the Pledgor the certificates evidencing the Pledged Securities (and any other property received as a dividend or distribution or otherwise in respect of the Pledged Securities then in its custody), together with any cash then constituting the Collateral, not then sold or otherwise disposed of in accordance with the provisions hereof and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Agent.

      23. Additional Shares. If any Pledgor shall acquire or hold (a) any additional shares of capital stock of any Pledged Subsidiary or (b) any shares of capital stock of any Subsidiary not listed on Schedule I hereto which are required to be subject to a Pledge Agreement pursuant to the terms of Article III, Section 7.19 or any other provision of the Credit Agreement or (c) any additional

Partnership Interests not listed on Schedule II hereto which are required to be subject to a Pledge Agreement pursuant to the terms of Article III, Section 7.19 or any other provision of the Credit Agreement (any such shares or partnership interests described in clauses (a), (b) or (c) above being referred to herein as the "Additional Securities"), such Pledgor shall deliver to the Agent for the benefit of the Lenders (i) a revised Schedule I and Schedule II hereto reflecting the ownership and pledge of such Additional Securities and (ii) a Stock Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Securities duly completed and signed by such Pledgor. Such Pledgor shall comply with the requirements of this Section 23 concurrently with the acquisition of any such Additional Securities in the case of shares described in clause (a) above, and within the time period specified in Article III or elsewhere in the Credit Agreement with respect to shares described in clauses (b) and (c) above.

      24. Remedies Cumulative. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Pledgor's pledge of the Pledged Securities pursuant to the terms hereof.

      25. Notices. Any notice required or permitted hereunder shall be given,
(a) with respect to the Pledgor, at the Borrower's address indicated in Section
11.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 11.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 11.2 of the Credit Agreement.

      26. Governing Law; Venue; Waiver of Jury Trial.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

            (b) EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MONTGOMERY, STATE OF MARYLAND, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PLEDGOR HEREBY

      IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

            (c) EACH PLEDGOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION 11.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF MARYLAND.

            (d) NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE ANY SECURED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY PLEDGOR OR ANY OF SUCH PLEDGOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

            (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH PLEDGOR AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                           [Signature page follows.]

      IN WITNESS WHEREOF, the parties have duly executed this Stock Pledge Agreement on the day and year first written above.

                                    PLEDGOR:

                                    [       insert name of Pledgor        ]

WITNESS:
                                    By:___________________________________
_____________________               Name:_________________________________
                                    Title:________________________________
_____________________


                                    AGENT:

                                    NATIONSBANK, NATIONAL ASSOCIATION,
                                    as Agent for the Lenders

WITNESS:
                                    By:___________________________________
_____________________               Name:_________________________________
                                    Title:________________________________
_____________________



                            STOCK PLEDGE AGREEMENT


                            SIGNATURE PAGE 1 OF 1

                                   SCHEDULE I

                                      No. of       No. of Shares   No. of Shares       No. of        Certificate Nos.
Name of Issuer   Class of Stock  Shares Authorized    Issued        Outstanding     Shares Pledged  for Pledged Shares
--------------   --------------  -----------------    ------        -----------     --------------  ------------------


                                   SCHEDULE II

                            Class or Type of Partnership        Partnership Interests
Name of Partnership         Interests                           Outstanding              Partnership Interests Pledged
-------------------         ----------------------------        ---------------------    -----------------------------


                                   EXHIBIT A


                       STOCK PLEDGE AGREEMENT SUPPLEMENT

      THIS STOCK PLEDGE AGREEMENT SUPPLEMENT (this " Supplement"), dated as of ______________, 199____ is made by and between [INSERT PLEDGOR] (the "Pledgor"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the financial institutions (the "Lenders") now or hereafter party to the Credit Agreement dated as of April 9, 1998 among such Lenders, the Agent, CulturalAccessWorldwide, Inc. Inc. (the "Borrower"). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Stock Pledge Agreement (as defined below).

      WHEREAS, the Pledgor is a party to that certain Stock Pledge Agreement dated as of ____________, ____ by the Pledgor and certain affiliates of the Pledgor in favor of the Agent for the benefit of the Lenders (the "Stock Pledge Agreement"); and

      WHEREAS, the Pledgor is required under the terms of the Credit Agreement and the Stock Pledge Agreement to cause certain shares of capital stock and certain partnership interests held by it and listed on Annex A to this Supplement (the "Additional Securities") to become subject to the Stock Pledge Agreement; and

      WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Agent and the Lenders was the obligation of the Pledgor to pledge to the Agent for the benefit of the Lenders the Additional Securities, whether then owned and not required to be subject to a pledge or subsequently acquired or created; and

      WHEREAS, the Agent and the Lenders have required the Pledgor to pledge to the Agent for the benefit of the Lenders all of the Additional Securities in accordance with the terms of the Credit Agreement and the Stock Pledge Agreement;

      NOW, THEREFORE, the Pledgor hereby agrees as follows with the Agent, for the benefit of the Lenders:

      1. The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Securities contained in the Stock Pledge Agreement and pledges and collaterally assigns to the Agent for the benefit of the Lenders, and grants to the Agent for the benefit of the Lenders a first priority lien and security interest in, the Additional Securities and all of the following:

            (e) all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Securities, other than cash dividends permitted to be retained by the Pledgor under Section 9 of the Pledge Agreement;

            (f) all other property hereafter delivered to the Agent in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Additional Securities; and

            (g) all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms that, by its execution of this Supplement, the Additional Securities constitute "Pledged Securities" under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Securities contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Securities. A revised Schedule I and Schedule II to the Pledge Agreement reflecting the Additional Securities and all other Pledged Securities, together with stock certificates representing the Additional Securities with stock powers or powers of assignment duly executed in blank by the Pledgor, have been delivered herewith to the Agent.

      IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed by its authorized officer as of the day and year first above written.



                                    ________________________________________
                                    By:_____________________________________
                                    Name:___________________________________
                                    Title:__________________________________



Acknowledged and accepted:

NATIONSBANK, NATIONAL ASSOCIATION,
as Agent for the Lenders

By:____________________________________
Name:__________________________________
Title:_________________________________

                                    ANNEX A

                             Additional Securities



      Name of                 Class of Stock or        Total Number of         Certificate Numbers
Issuer or Partnership       Partnership Interests         Shares or            -------------------
---------------------       ---------------------   Partnership Interests
                                                           Pledged
                                                    ----------------------


                                   EXHIBIT H

                     Form of Opinion of Borrower's Counsel

                                _______, 1998



NationsBank, National Association,
as Agent and
  Each of the Lenders Party to the
  Credit Agreement Referenced Below
NationsBank Corporate Center
Charlotte, North Carolina 28255-0065

Re:   $30,000,000 Revolving Credit Facility among
      NationsBank, National Association, as Agent, the Lenders party thereto and CulturalAccessWorldwide, Inc.

Ladies and Gentlemen:

      We have acted as counsel to CulturalAccessWorldwide, Inc., a Delaware corporation (the "Borrower"), and the Guarantors in connection with the Loan in the amount of $30,000,000 (the "Revolving Loan") being made available to the Borrower by you on this date pursuant to the Credit Agreement of even date herewith among you, the Lenders and the Borrower (the "Credit Agreement"), and the other transactions contemplated under the Credit Agreement.

      This opinion is being delivered in accordance with the conditions set forth in Section 5.1 of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

      As such counsel, we have reviewed the following documents:

      1.    the Credit Agreement;

      2.    the Note;

      3.    the Facility Guaranty;

      4. the following Security Instruments: the Pledge Agreement, the Security Agreement and the Intellectual Property Security Agreement; and

      5. the Financing Statements (as hereinafter defined).

      The documents described in items 1 through 5 immediately above are referred to herein as the "Loan Documents".

      For purposes of the opinions expressed below, we have assumed that all natural persons executing the Loan Documents have legal capacity to do so; that all signatures (other than those of representatives of the Borrower and the Guarantors on the Loan Documents) on all documents submitted to us are genuine; that all documents submitted to us as originals (other than the Loan Documents) are authentic; and that all documents submitted to us as certified copies or photocopies conform to the originals of such documents, which themselves are authentic.

      In addition, for purposes of giving this opinion, we have examined such corporate records of the Borrower and the Guarantors, certificates of public officials, certificates of appropriate officials of the Borrower and the Guarantors, and such other documents, and have made such inquiries as we have deemed appropriate.

      Based upon and subject to the foregoing, it is our opinion that:

      1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in the Commonwealth of Virginia and in all other jurisdictions in which the nature of its business requires such qualification. The Borrower has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as are expressly contemplated by the Loan Documents, and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

      2. Each of the Loan Documents to which the Borrower is a party has been duly authorized by the Board of Directors of the Borrower (and by any required shareholder action), has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation, agreement, instrument or conveyance, as the case may be, of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

      3. Each Credit Party (other than the Borrower) is a corporation or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of its respective state of its formation and is duly qualified to transact business as a foreign entity and is in good standing in all jurisdictions in which the nature of its business requires such qualification. Each Credit Party (other than the Borrower) has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as expressly contemplated in the Loan

Documents, and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

      4. Each of the Loan Documents to which each Credit Party (other than the Borrower) is a party has been duly authorized by the Board of Directors of such Credit Party (and by any required shareholder action), has been duly executed and delivered by such Credit Party, and con stitutes the legal, valid and binding obligation, agreement or instrument, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

      5. Neither the execution or delivery of, nor performance by the Borrower or any other Credit Party of its obligations under, the Loan Documents (a) does or will conflict with, violate or constitute a breach of (i) the charter, partnership agreement or bylaws of the Borrower or any other Credit Party, (ii) any laws, rules or regulations applicable to the Borrower or any other Credit Party, or (iii) any contract, agreement, indenture, lease, instrument, other document, judgment, writ, determination, order, decree or arbitral award to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any other Credit Party or any of their properties is bound, (b) requires the prior consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Borrower or any Subsidiary or any other Credit Party, except for the Liens in your favor expressly created pursuant to the Loan Documents.

      6. There is no pending or, to the best of our knowledge, threatened, action, suit, investigation or proceeding (including, without limitation, any action, suit, investigation, or proceeding under any environmental or labor law), nor is there any basis therefor, before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Loan Documents, or the titles to their respective offices or authority of any officers of the Borrower or any other Credit Party or (ii) an adverse result in which would reasonably be likely to have a Material Adverse Effect.

      7. Neither the Borrower nor any Subsidiary nor any other Credit Party is subject to any charter, bylaw or other corporate or partnership restrictions nor, to the best of our knowledge, is the Borrower or any Subsidiary or any other Credit Party to or bound by any contract or agreement which (i) materially and adversely affects its business, properties or condition (financial or otherwise), or (ii) restricts, limits, or prohibits performance of any of their respective obligations pursuant to the terms of the Loan Documents.

      8. To the best of our knowledge after due inquiry, neither the Borrower nor any Subsidiary nor any other Credit Party (i) is in default (which default has not been waived) under any agreement, document or instrument to which it is a party or by which it or any of its assets is bound or (ii) is in violation of any law, rule, regulation, judgment, writ, determination, order, decree or arbitral award to which the Borrower or any Subsidiary or any other Credit Party is a party or by which the Borrower or any Subsidiary or any other Credit Party or any of their respective properties is bound, which default or violation, as the case may be, would constitute a Default or Event of Default under the Credit Agreement or otherwise could reasonably be likely to have a Material Adverse Effect.

      9. None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of the Loans provided for in the Loan Documents, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regula tions issued pursuant thereto, or regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

      10. Once value has been given to the Borrower by the Lenders and assuming the Agent, for the benefit of the Lenders, has taken possession of the certificates representing all of the Pledged Stock and Partnership Interests, as more fully described in Schedule A hereto, and the stock powers related thereto, for value in good faith and without notice of an adverse claim, so long as the Agent, for the benefit of the Lenders, maintains continuous and uninterrupted possession of the certificates representing the Pledged Stock and Partnership Interests, the Pledge Agreement will create a valid and perfected security interest in favor of the Agent, for the benefit of the Lenders, in the Pledged Stock and Partnership Interests, subject to no other security interest, lien, encumbrance or adverse claim (other than restrictions on transfer imposed by applicable securities laws) and no filings or recordations are necessary to perfect the security interests created by the Pledge Agreement in the Pledged Stock and Partnership Interests. Such security interest will have priority over any other consensual security interests in the Pledged Stock and Partnership Interests.

      11. All of the shares of Pledged Stock and all the Partnership Interests are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights. The Certificates listed on Schedule A hereto are now the sole evidence of the shares of Pledged Stock and Partnership Interests and have been duly delivered to you with an appropriate stock power and/or assignment sufficient to permit the sale or transfer of the shares of Pledged Stock and Partnership Interest by you in accordance with the terms of the Pledge Agreement, subject to applicable federal and state securities law.

      12. Each of the Security Agreement and the Intellectual Property Security Agreement is effective to create a valid security interest in favor of the Agent for the benefit of the Lenders in the Collateral described therein. The Uniform Commercial Code Financing Statements on Form UCC-1 described on Schedule A attached hereto (collectively, the "Financing Statements") have been duly executed and delivered to the Agent and are in form, number and content sufficient (together with the tender of necessary filing fees) for filing with the respective filing offices described on Schedule A with the effect that, upon such filing, the Agent shall have a duly perfected security interest in the Collateral described in the Security Agreement and the Intellectual Property Security Agreement, to the extent that a security interest in such Collateral can be perfected by the filing of financing statements under the Uniform Commercial Code as in effect in the appropriate jurisdictions.

      Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the "Reliance Parties"), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.


                                    Very truly yours,

                             SCHEDULE A to Opinion


          Pledged Stock; Partnership Interests; Financing Statements

                                   EXHIBIT I

                            Compliance Certificate

NationsBank, National Association,
as Agent
_______________________________
_______________________________
_______________________________
Attention:_____________________
Telefacsimile:_________________

NationsBank, National Association,
as Agent
_______________________________
_______________________________
Attention: ____________________
Telefacsimile: (___) ___-____

      Reference is hereby made to the Credit Agreement dated as of April 9, 1998 (the "Agreement") among CulturalAccessWorldwide, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement) and NationsBank, National Association, as Agent for the Lenders ("Agent"). Capitalized terms used but not otherwise defined herein shall have the respective meanings therefor set forth in the Agreement. The undersigned, a duly authorized and acting Authorized Representative, hereby certifies to you as of __________ (the "Determination Date") as follows:

1.    Calculations:

      A.    Compliance with Section 8.1(a):  Consolidated Net Worth

            1.    Required Consolidated Net Worth
                  at the last day of the most recent fiscal quarter             $____________

            2.    Consolidated Net Income x 0.75                                $____________

            3.    100% of the aggregate amount of all increases in the stated
                  capital and additional paid-in capital accounts of the
                  Borrower resulting from the issuance of equity securities or
                  other capital investments                                     $____________

            4.    Sum of A.1 + A.2 + A.3                                        $____________

            5.    Actual Consolidated Net Worth                                 $____________

            Required A.5 must not be less than A.4

      B.    Compliance with Section 9.1(b):  Consolidated Adjusted Leverage Ratio.

            1.    Consolidated Net Income (for the Two-Quarter
                   Period ending on the Determination Date)                     $____________

            2.    Consolidated Interest Expense (for the Two-Quarter
                   Period ending on the Determination Date)                     $____________

            3.    Taxes on income (for the Two-Quarter Period
                   ending on the Determination Date)                            $____________

            4.    Depreciation  (for the Two-Quarter Period ending
                   on the Determination Date)                                   $____________

            5.    Amortization (for the Two-Quarter Period ending
                  on the Determination Date)                                    $____________

            6.    Consolidated EBITDA                                           $____________
                  (B.1+B.2+B.3+B.4+B.5)

            7.    Adjustment for projected reductions in owner's
                   and/or management compensation
                   (not to exceed $500,000)                                     $____________

            8.    Consolidated Adjusted EBITDA                                  $____________
                  (B.6-B.7)

            9.    Consolidated Indebtedness                                     $____________

            10.   Consolidated Adjusted Leverage Ratio                           _____ to 1.0
                  (B.9 / (2 x B.8))

            Required: B.10 must not be greater than 3.5 to 1.0

      C.    Compliance with Section 9.1(c):  Consolidated Fixed Charge Ratio

            1.    Consolidated EBITDA (for the Two-Quarter
                   Period ending on the Determination Date)                     $____________

            2.    Consolidated Lease Payments (for the Two-Quarter
                   Period Ending on the Determination Date)                     $____________

            3.    Capital Expenditures (for the Two-Quarter

                   Period ending on the Determination Date)                     $____________

            4.    Restricted Payments (for the Two-Quarter
                   Period ending on the Determination Date)                     $____________

            5.    Consolidated Interest Expense                                 $____________

            6.    Current Maturities of Consolidated Indebtedness               $____________

            7.    Income taxes accrued                                          $____________

            8.    Consolidated Lease Payments                                   $____________

            9.    Restricted Payments                                           $____________

            10.   Consolidated Fixed Charges                                    $____________
                  (C.5 + C.6 + C.7 + C.8 + C.9)

            11.   Consolidated Fixed Charge Ratio                             _______ to 1.00
                  ((C.1 + C.2 - C.3-C.4) / C.10)

            Required: C.11 must not be less than 1.25 to 1.00

      D.    Compliance with Section 9.1(d): Consolidated Senior
            Funded Debt to Adjusted EBITDA Ratio

            1.    Consolidated Indebtedness                                     $____________

            2.    Subordinated Indebtedness                                     $____________

            3.    Consolidated Senior Funded Debt                               $____________
                  (D.1 - D.2)

            4.    Consolidated Adjusted EBITDA (for the
                  Two-Quarter Period ending on the
                  Determination Date)                                           $____________

            5.    Consolidated Senior Funded Debt to
                  Adjusted EBITDA Ratio                                        ______ to 1.00
                  (D.3 / (2 x D.4))

            Required: D.5 must not exceed 3.00 to 1.00

      E.    Compliance with Section 9.1(e): Consolidated Interest Coverage Ratio


            1.    Consolidated EBITDA (for the Four-Quarter
                   Period ending on the Determination Date)                     $____________

            2.    Consolidated Interest Expense (for the
                  Four-Quarter Period ending on the
                  Determination Date)                                           $____________

            3.    Consolidated Interest Coverage Ratio                         ______ to 1.00
                  (E.1 / E.2)

            Required:   E.3 must not be less than 3.00 to 1.00

2. Since __________ (the date of the last similar certification) the Borrower or its Subsidiaries have or have not (circle one) acquired any new patents, trademarks, copyrights or license agreements requiring an amendment to a Schedule to the Intellectual Property Security Agreement. If answer is positive, attach new Schedule.

3.    No Default

      A. Since ___________ (the date of the last similar certification), (a) the Borrower has not defaulted in the keeping, observance, performance of fulfillment of its obligations pursuant to any of the Loan Documents; and (b) no Default or Event of Default specified in
            Article IX of the Agreement has occurred and is continuing.

      B. If a Default or Event of Default has occurred since _______ (the date of the last similar certification), the Borrower proposes to take the following action with respect to such Default or Event of
            Default: ______________________________________.

            (Note, if no Default or Event of Default has occurred, insert "Not Applicable").

      The Determination Date is the date of the last required financial statements submitted to the Lenders in accordance with Section 7.1 of the Agreement.

      IN WITNESS WHEREOF, I have executed this Certificate this ___ day of _________, 1998.


                                    By:  _____________________________________
                                         Authorized Representative

                                    Name: ____________________________________

                                    Title:____________________________________

                                   EXHIBIT J

                           Form of Facility Guaranty



                              GUARANTY AGREEMENT

      THIS GUARANTY AGREEMENT (this "Guaranty Agreement" or this "Guaranty"), dated as of __________, ____, is made by THE UNDERSIGNED (the "Guarantor") to NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement

                             W I T N E S S E T H:

      WHEREAS, the Secured Parties have provided to CULTURALACCESSWORLDWIDE, INC. (the "Borrower") a revolving credit facility pursuant to the Credit Agreement dated as of April 9, 1998 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

      WHEREAS, the Guarantor is a new Subsidiary of the Borrower and is therefore required to enter into this Guaranty pursuant to Section 7.19 of the Credit Agreement; and

      WHEREAS, as a condition to entering into the Credit Agreement and making and continuing to make any loans or advances thereunder, the Guarantor is required to guarantee to the Secured Parties payment of the Borrower's Obligations in accordance with the terms of this Agreement; and

      WHEREAS, the Guarantor will materially benefit from the loans and advances made under the Credit Agreement, and the Guarantor is willing to enter into this Guaranty to provide an inducement for the Secured Parties to continue to make loans and advances under the Credit Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Guarantor hereby agrees as follows:

      1. Guaranty. The Guarantor hereby unconditionally, absolutely, continually and irrevocably guarantees to the Secured Parties the payment and performance in full of the Borrower's Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Borrower's Liabilities" means: (a) the Borrower's prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents executed in connection with the Credit Agreement and all Rate Hedging Obligations heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to the Lenders, including without limitation principal, interest, premium or fee (including, but not limited to, loan fees and attorneys' fees and expenses); and (b) the Borrower's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the Credit Agreement and all other Loan Documents executed in connection therewith and all Swap Agreements. The Guarantor's obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations"; provided, however, that the liability of the Guarantor individually with respect to the Guarantors' Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

      The Guarantor agrees that it is directly and primarily liable for the Borrower's Liabilities.

      2. Payment. If the Borrower shall default in payment or performance of any Borrower's Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and attorneys' fees and expenses), or otherwise, when and as the same shall become due, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence of any Event of Default under the Credit Agreement that has not been cured or waived, then the Guarantor will, upon demand thereof by the Agent or its successors or assigns AS OF THE DATE OF SUCH DEMAND, fully pay to the Agent, for the benefit of the Secured Parties, subject to any restriction set forth in Section 1 hereof, an amount equal to all of Guarantors' Obligations then due and owing.

      3. Unconditional Obligations. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of the validity, legality or enforceability of the Credit Agreement, the Notes or any other Loan Document or any other guaranty of the Borrower's Liabilities, and shall not be affected by any action taken under the Credit Agreement, the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Secured Parties and the Borrower or any other Person, in the exercise of any right or power therein conferred, or by any failure or omission to enforce any right conferred thereby, or by any waiver of any covenant or condition therein provided, or by any acceleration of the maturity of any of the Borrower's Liabilities, or by the release or other disposal of any security for any of the Borrower's Liabilities, or by the dissolution of the Borrower or the combination or consolidation of the Borrower into or with another entity or any transfer or disposition of any assets of the Borrower or by any extension or renewal of the Credit Agreement, any of the Notes or any other Loan Document, in whole or in part, or by any modification, alteration, amendment or addition of or to the Credit Agreement, any of the Notes or any other Loan Document, any other guaranty of the Borrower's Liabilities, or any other agreement between the Secured Parties and the Borrower or any other Person, or by any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of the Guarantor, or might otherwise constitute a legal or equitable discharge of a surety or a guarantor; it being the purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

      4. Currency and Funds of Payment. The Guarantor hereby guarantees that the Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Borrower's Liabilities, or the rights of the Secured Parties with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Borrower's Liabilities.

      5. Suits. The Guarantor from time to time shall pay to the Agent for the benefit of the Secured Parties, on demand, at the Agent's place of business set forth in the Credit Agreement or such other address as the Agent shall give notice of to the Guarantor, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent or the Lenders or any of them may proceed to suit against any one or more or all of the Guarantors. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other guarantor of the Borrower's Liabilities, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Borrower's Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Borrower's Liabilities.

      6. Set-Off and Waiver. The Guarantor waives any right to assert against the Secured Parties as a defense, counterclaim, set-off or cross claim, any defense (legal or equitable) or other claim which the Guarantor may now or at any time hereafter have against the Borrower or the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to the Guarantor. If at any time hereafter the Secured Party employs counsel for advice or other representation to enforce the Guarantors' Obligations that arise out of an Event of Default, then, in any of the foregoing events, all of the reasonable attorneys' fees arising from such services and all expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by the Guarantor to the Agent, for the benefit of the Secured Parties, on demand.

      7.    Waiver; Subrogation.

            (a) The Guarantor hereby waives notice of the following events or occurrences: (i) the Agent's acceptance of this Guaranty Agreement; (ii) the Lenders' heretofore, now or from time to time hereafter making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) the Secured Parties or the Borrower heretofore, now or at any time hereafter, obtaining, amending, substituting for, releasing, waiving or modifying the Credit Agreement, the Notes or any other Loan Documents; (iv) presentment, demand, default, non-payment, partial payment and protest; (v) any Secured Party heretofore, now or at any time hereafter granting to the Borrower (or any other party liable to the Lenders on account of the Borrower's Liabilities) or to any certain Guarantor any indulgence or extensions of time of payment of the Borrower's Liabilities or Guarantors' Obligations, respectively; and (vi) any Secured Party heretofore, now or at any time hereafter accepting from the Borrower, any other Guarantor, any other guarantor of the Borrower's Liabilities or any other Person, any partial payment or payments on account of the Borrower's Liabilities or any collateral securing the payment thereof or the Agent settling, subordinating, compromising, discharging or releasing the same. The Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing the Guarantor from the Guarantors' Obligations, and the Guarantor hereby consents to each and all of the foregoing events or occurrences.

            (b) The Guarantor hereby agrees that payment or performance by the Guarantor of the Guarantors' Obligations under this Guaranty Agreement may be enforced by the Agent on behalf of the Lenders upon demand by the Agent to the Guarantor without the Agent being required, the Guarantor expressly waiving any right it may have to require the Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Borrower's Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Agent by the Borrower, any other Guarantor or any other Person on account of the Borrower's Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY THE GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT. Neither the Agent nor any Lender shall have any obligation to protect, secure or insure any of the foregoing security interests, Liens or encumbrances on the properties or interests in properties subject thereto. The Guarantors' Obligations shall in no way be impaired, affected, reduced, or released by reason of any Secured Party's failure or delay to do or take any of the acts, actions or things described in this Guaranty including, without limiting the generality of the foregoing, those acts, actions and things described in this Section 7.

            (c) The Guarantor further agrees with respect to this Guaranty that such Guarantor shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security for the Borrower's Liabilities until the Facility Termination Date.

      8. Effectiveness; Enforceability. This Guaranty Agreement shall be effective as of the date of the initial Advance under the Credit Agreement and shall continue in full force and effect until the Facility Termination Date. This Guaranty Agreement shall be binding upon and inure to the benefit of the Guarantor, the Agent and the Lenders and their respective successors and assigns. Notwithstanding the foregoing, no Guarantor may, except as provided in the Credit Agreement, without the prior written consent of the Agent, assign any rights, powers, duties or obligations hereunder. Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by any Secured Party by written notice directed to the Guarantor.

      9. Representations and Warranties. The Guarantor warrants and represents to the Agent for the benefit of the Lenders that it is duly authorized to execute, deliver and perform this Guaranty Agreement, that this Guaranty Agreement is legal, valid, binding and enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that the Guarantor's execution, delivery and performance of this Guaranty Agreement do not violate or constitute a breach of its certificate of incorporation or other documents of corporate governance or any material agreement to which the Guarantor is a party, or any applicable laws, orders, regulations, decrees or awards of any applicable governmental authority or arbitral body.

      10. Expenses. The Guarantor agrees to be liable for the payment of all reasonable fees and expenses, including attorney's fees, incurred by the Agent in connection with the enforcement of this Guaranty Agreement.

      11. Reinstatement. The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Agent under the Credit Agreement or this Guaranty Agreement is rescinded or must be restored for any reason.

      12. Attorney-in-Fact. The Guarantor hereby appoints the Agent as the Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

      13. Absolute Rights and Obligations. All rights of the Secured Parties, and all obligations of the Guarantor hereunder, shall be absolute and unconditional irrespective of:

            (1) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Guarantors' Obligations;

            (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guarantors' Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to any of the Guarantors' Obligations;

            (3) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Guarantors' Obligations; or

            (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of the Guarantors' Obligations or of this Agreement.

      14. Reliance. The Guarantor represents and warrants to the Agent, for the benefit of the Secured Parties, that: (a) the Guarantor has adequate means to obtain from Borrower, on a continuing basis, information concerning Borrower and Borrower's financial condition and affairs and has full and complete access to Borrower's books and records; (b) the Guarantor is not relying on any Secured Party, its or their employees, agents or other representatives, to provide such information, now or in the future; (c) the Guarantor is executing this Guaranty Agreement freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty; (d) the Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of Borrower and Borrower's financial condition and affairs in deciding to provide this Guaranty and is fully aware of the same; and (e) the Guarantor has not depended or relied on any Secured Party, its or their employees, agents or representatives, for any information whatsoever concerning Borrower or Borrower's financial condition and affairs or other matters material to the Guarantor's decision to provide this Guaranty or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. The Guarantor agrees that neither the Agent nor any Lender has any duty or responsibility whatsoever, now or in the future, to provide to the Guarantor any information concerning Borrower or Borrower's financial condition and affairs, other than as expressly provided herein, and that, if the Guarantor receives any such information from the Agent or any Lender, its or their employees, agents or other representatives, the Guarantor will independently verify the information and will not rely on the Agent or any Lender, its or their employees, agents or other representatives, with respect to such information.

      15. Definitions. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Maryland, and such definitions are hereby incorporated herein by reference and made a part hereof.

      16. Entire Agreement. This Guaranty Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Guaranty Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

      17. Binding Agreement; Assignment. This Guaranty Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Guarantor shall be permitted to assign this Agreement or any interest herein, except as permitted in the Credit Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Guarantors' Obligations.

      18. Swap Agreements. All obligations of the Borrower under Swap Agreements shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

      19. Severability. In case any Lien, security interest or other right of any Secured Party or any provision hereof shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other Lien, security interest or other right granted hereby or provision hereof.

      20. Counterparts. This Guaranty Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

      21. Indemnification. Without limitation of Section 11.9 of the Credit Agreement or any other indemnification provision in any Loan Document, the Guarantor hereby covenants and agrees to pay, indemnify, and hold the Secured Parties harmless from and against any and all other reasonable out-of-pocket liabilities, costs, expenses or disbursements of any kind or nature whatsoever arising in connection with any claim or litigation by any Person resulting from the execution, delivery, enforcement, performance and administration of this Guaranty Agreement or the Loan Documents, or the transactions contemplated hereby or thereby, or in any respect relating to the Collateral or any transaction pursuant to which the Guarantor has incurred any Guarantors' Obligations (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Guarantor shall have no obligation hereunder with respect to indemnified liabilities directly or primarily arising from the willful misconduct or gross negligence of the Agent or any Lender. The agreements in this subsection shall survive repayment of all Secured Obligations, termination or expiration of this Guaranty Agreement and occurrence of the Facility Termination Date.

      22. Termination. This Guaranty Agreement and all Guarantors' Obligations hereunder shall terminate on the Facility Termination Date.

      23. Remedies Cumulative. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement and the extension of the Revolving Credit Facility and the Term Loan Facility to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the Guarantor's guaranty of the Guarantors' Obligations pursuant to the terms hereof.

      24. Notices. Any notice required or permitted hereunder shall be given,
(a) with respect to the Guarantor, at the address of the Borrower indicated in
Section 11.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 11.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in
Section 11.2 of the Credit Agreement.

      25. Governing Law.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

            (b) THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MONTGOMERY STATE OF MARYLAND, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

            (c) THE GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) AND IN ACCORDANCE WITH SECTION 11.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF MARYLAND.

            (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE THE GUARANTOR OR ANY OF THE GUARANTOR'S

      PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

            (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE GUARANTOR HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN SUCH ACTION OR PROCEEDING.



                          [Signature Page Follows.]

      IN WITNESS WHEREOF, the parties have duly executed this Guaranty Agreement on the day and year first written above.

                              [     [insert name of Guarantor              ]


WITNESS:
                                    By:___________________________________
_____________________               Name:_________________________________
                                    Title:________________________________
_____________________



                              AGENT:

WITNESS: NATIONSBANK, NATIONAL ASSOCIATION, as Agent for the Lenders

                                    By:___________________________________
_____________________               Name:_________________________________
                                    Title:________________________________
_____________________

                                   EXHIBIT K

                           Form of Security Agreement


                              SECURITY AGREEMENT


      THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of ___________, ____ by THE UNDERSIGNED (the "Grantor") and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Agent (the "Agent") for each of the lenders (the "Lenders" and collectively with the Agent, the "Secured Parties") now or hereafter party to the Credit Agreement (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement (as defined below);

                             W I T N E S S E T H:

      WHEREAS, the Secured Parties have agreed to provide to Cultural Access Worldwide, Inc. (the "Borrower") a revolving credit facility pursuant to the Credit Agreement dated as of April 9, 1998 among the Borrower, the Agent and the Lenders (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"); and

      WHEREAS, the Grantor is a new Subsidiary of the Borrower and as required by Section 7.19 of the Credit Agreement has guaranteed the full payment and performance of the Borrower's Obligations under the Credit Agreement pursuant to the Guaranty Agreement dated as of the date hereof between the Grantor and the Agent (the "Guaranty"); and

      WHEREAS, the Grantor is also requird to enter into this Agreement pursuant to Section 7.19 of the Credit Agreement; and

      WHEREAS, the Grantor will materially benefit from the Loans and Advances to be made under the Credit Agreement and the Grantor is a party to that certain Guaranty Agreement (the "Guaranty") dated as of the date hereof pursuant to which the Grantor guaranteed the Obligations of the Borrower; and

      WHEREAS, as collateral security for payment and performance of its obligations under the Guaranty, the Grantor is willing to grant to the Agent for the benefit of the Secured Parties a security interest in all of its personal property and assets; and

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

      1. Grant of Security Interest. As collateral security for the payment, performance, and satisfaction of all obligations and liabilities of the Grantors under the Guaranty and all of the Borrower's Obligations (collectively, the "Secured Obligations"), the Grantor hereby affirms, grants, pledges and assigns to the Agent for the benefit of the Lenders and grants to the Agent for the benefit of the Lenders a continuing first priority security interest, subject only to the Liens permitted by Section 8.3 of the Credit Agreement ("Permitted Liens") in and to all of the property of the Grantor, whether now owned or existing or hereafter acquired or arising and wheresoever located, including without limitation the following:

            (a) All accounts, accounts receivable, contracts, notes, bills, acceptances, choses in action, chattel paper, instruments, documents and other forms of obligations at any time owing to the Grantor arising out of goods sold or leased or for services rendered by the Grantor, the proceeds thereof and all of the Grantor's rights with respect to any goods represented thereby, whether or not delivered, goods returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, together with all customer lists, books and records, ledger and account cards, computer tapes, software, disks, printouts and records, whether now in existence or hereafter created, relating thereto (collectively referred to hereinafter as "Accounts");

            (b) All inventory of the Grantor wherever located in the United States of America and any state, district, territory or other political subdivision thereof, including without limitation, all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, findings or component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of the Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which the Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Grantor or is held by the Grantor or by others for the Grantor's account (collectively referred to hereinafter as "Inventory");

            (c) All goods of the Grantor, including without limitation, all machinery, equipment, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description now or hereafter owned by the Grantor or in which the Grantor may have or may hereafter acquire any interest, at any location (collectively referred to hereinafter as "Equipment");

            (d) All general intangibles of the Grantor in which a Grantor now has or hereafter acquires any rights, including but not limited to, causes of action, corporate or business records, inventions, designs, goodwill, trade names, trade secrets, trade processes, licenses, permits, franchises, customer lists, computer programs, all claims under guaranties, tax refund claims, rights and claims against carriers and shippers, leases, claims under insurance policies, all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as "General Intangibles");

            (e) All rights now or hereafter accruing to the Grantor under contracts, leases, agreements or other instruments to perform services, to hold and use land and facilities, and to enforce all rights thereunder (collectively referred to hereinafter as "Contract Rights");

            (f) All books and records relating to any of the Collateral (as hereinafter defined) (including without limitation, customer data, credit files, computer programs, printouts, and other computer materials and records of the Grantor pertaining to any of the foregoing); and

            (g) All accessions to, substitutions for and all replacements, products and proceeds of the foregoing, including without limitation proceeds of insurance policies insuring the Collateral (as hereinafter defined).

      All of the property and interests in property described in subsections (a) through (g) and all other property and interests in personal property which shall, from time to time, secure the Secured Obligations are herein collectively referred to as the "Collateral."

      Notwithstanding the foregoing, to the extent that the terms of any contract, lease, agreement or other instrument evidencing a Contract Right to which any of the Grantors is a party prohibit assignment thereof without the consent of the other party thereto, then such contract, lease, agreement or other instrument shall not be part of the Collateral unless and until such consent is obtained. Each of the Grantors covenants and agrees that, upon the occurrence and continuation of an Event of Default, at the request of the Agent, it shall use its best efforts to obtain the consent of such third party to the grant of a security interest in such contract, lease, agreement or other instrument.

      2. Financing Statements. At the time of execution of this Agreement, the Grantor shall have furnished the Agent with properly executed financing statements, registrar's certificates, amendments and assignments as prescribed by the Uniform Commercial Code as presently in effect in the states where the Collateral is located, prepared and approved by the Agent in form and number sufficient for filing wherever required with respect to the Collateral, in order that the Agent, for the benefit of the Lenders, shall have a duly perfected security interest of record in the Collateral, to the extent a security interest in such Collateral can be perfected by filing a financing statement, following the filing of such financing statements with the appropriate local and state governmental authorities, subject only to Permitted Liens. The Grantor shall execute as reasonably required by the Agent any additional financing statements or other documents to effect the same, together with any necessary continuation statements so long as this Agreement remains in effect.

      3. Maintenance of Security Interest. The Grantor will, from time to time, upon the request of the Agent, deliver specific assignments of Collateral, together with such other instruments and documents, financing statements, amendments thereto, assignments or other writings as the

Agent may reasonably request to carry out the terms of this Agreement or to protect or enforce the Agent's security interest in the Collateral.

      With respect to any and all Collateral to be secured and conveyed under this Agreement, the Grantor agrees to do and cause to be done all things necessary to perfect and keep in full force the security interest granted in favor of the Agent for the benefit of the Lenders, including, but not limited to, the prompt payment of all fees and expenses incurred in connection with any filings made to perfect or continue a security interest in the Collateral in favor of the Agent for the benefit of the Lenders.

      The Grantor agrees to make appropriate entries upon its financial statements and books and records disclosing the security interest granted hereunder to the Agent for the benefit of the Secured Parties.

      4. Receipt of Payment. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, the Grantor shall hold all such items of payment in trust for the Agent, for the benefit of the Secured Parties, and as the property of the Agent, for the benefit of the Secured Parties, separate from the funds of the Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Agent, the Grantor shall cause the same to be forwarded to the Agent for its custody and possession on behalf of the Lenders as additional Collateral.

      5. Covenants. The Grantor covenants with the Agent that from and after the date of this Agreement until termination hereof in accordance with Section 28 hereof:

            (a) Inspection. The Agent (by any of its officers, employees and agents), on behalf of the Lenders, shall have the right upon reasonable prior notice to an executive officer of the Borrower, and at any reasonable times during the Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss the Grantor's affairs and finances with any Person (other than Account Debtors) and to verify with any Person other than Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss the Grantor's affairs and finances with the Grantor's Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral and such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Agent may at any time and from time to time employ and maintain on the Grantor's premises a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's (for the benefit of the Secured Parties) interest. All expenses incurred by the Agent, on behalf of the Secured Parties, by reason of the employment of such custodian shall be paid by the Grantor, added to the Secured Obligations and secured by the Collateral.

            (b) Assignments, Records and Schedules of Accounts. The Grantor shall keep accurate and complete records of its Accounts ("Account Records") and from time to time at intervals designated by the Agent the Grantor shall provide the Agent with a schedule of Accounts containing name, address and contact of Account Debtor together with the amount, invoice date and aging of Accounts in form and substance acceptable to the Agent describing all Accounts created or acquired by the Grantor ("Schedule of Accounts"); provided, however, that the Grantor's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Agent's security interest or other rights in and to any Accounts for the benefit of the Secured Parties. If requested by the Agent, the Grantor shall furnish the Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, "Account Documents") and such other matter and information relating to the status of then existing Accounts as the Agent shall request. No Grantor shall remove any Account Records or Account Documents or change its chief executive offices from the locations set forth in Exhibit A hereto without 30 days prior written notice to the Agent as provided in Section 29 hereof and delivery to the Agent by the applicable Grantor prior to such removal of executed financing statements, amendments and other documents necessary in the determination of the Agent to maintain the security interests granted hereunder.

            (c) Notice Regarding Disputed Accounts. In the event any amounts due and owing in excess of $250,000 individually, or $500,000 in the aggregate amount, are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), the Grantor shall provide the Agent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

            (d) Verification of Accounts. If an Event of Default has occurred and is continuing, any of the Agent's officers, employees or agents shall have the right, at any reasonable time or times hereafter, to verify with Account Debtors the validity, amount or any other matter relating to any Accounts and, whether or not a Default or Event of Default has occurred, any of the Agent's officers, employees or agents shall have the right to verify the same with any Grantor.

            (e) Change of Trade Styles. No Grantor shall change, amend, alter, terminate, or cease using its material trade names or styles under which it sells Inventory as of the date of this Agreement ("Trade Styles"), or use additional Trade Styles, without giving the Agent at least 30 days' prior written notice and delivery to the Agent by the applicable Grantor prior to such removal, change, amendment, alteration, or use, of executed financing statements, amendments and other documents necessary in the determination of the Agent to maintain the security interests granted hereunder.

            (f) Safekeeping of Inventory. The Grantor shall be responsible for the safekeeping of its Inventory, and, subject to Section 13 hereof, in no event shall the Agent have any responsibility for:

                  (i) Any loss or damage to Inventory or destruction thereof occurring or arising in any manner or fashion from any cause;

                  (ii) Any diminution in the value of Inventory; or

                  (iii) Any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling Inventory.

            (g) Location, Records and Schedules of Inventory. The Grantor shall keep correct and accurate records itemizing and describing the kind, type, location and quantity of Inventory, its cost therefor and the selling price of Inventory held for sale, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Agent from time to time at reasonable intervals designated by the Agent, a current schedule of Inventory ("Schedule of Inventory") based upon its most recent physical inventory and its daily inventory records. The Grantor shall conduct a physical inventory, no less than annually, and shall furnish to the Agent such other documents and reports thereof as the Agent shall reasonably request with respect to the Inventory. Subject to compliance at all times with Sections 8(c), (d) and (e), no Grantor shall, other than in the ordinary course of business in connection with its sale, remove any material amount of Inventory from the locations set forth on Exhibit B hereto to a location not also set forth on Exhibit B hereto, each of such locations being owned by a Grantor unless otherwise indicated, without 10 days prior written notice to the Agent as provided in Section 29 hereof and delivery to the Agent by the applicable Grantor prior to such removal of executed financing statements, amendments and other documents necessary in the determination of the Agent to maintain the security interests granted hereunder.

            (h) Returns of Inventory. If any Account Debtor returns any Inventory to a Grantor after shipment thereof, and such return generates a credit in excess of $5,000.00 on any individual Account or $25,000.00 in the aggregate on any Accounts of such Account Debtor, the Grantor shall notify the Agent in writing of the same as soon as practicable.

            (i) Evidence of Ownership of Equipment. The Grantors, as soon as practicable following a request therefor by the Agent, shall deliver to the Agent any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for title).

            (j) Location, Records and Schedules of Equipment. The Grantors shall maintain accurate, itemized records itemizing and describing the kind, type, quality, quantity and value of its Equipment and shall furnish the Agent upon request with a current schedule containing the foregoing information, but, other than during the continuance of an Event of Default, not more often than once per fiscal quarter. No Grantor shall remove any material portion of the Equipment from the locations set forth in Exhibit C hereto to a location not also set forth on Exhibit C hereto without at least 30 days' prior written notice to the Agent as provided in
      Section 29 hereof and delivery to the Agent by the applicable Grantor prior to such removal of executed financing statements, amendments and other documents necessary to maintain the security interests granted hereunder.

            (k) Sale or Mortgage of Equipment. Other than in the ordinary course of business with respect to disposition of obsolescent Equipment or replacement of Equipment with other Equipment performing similar functions and having similar or better utility and value, and except as permitted by the Credit Agreement prior to the occurrence and continuance of an Event of Default, no Grantor shall sell, exchange, lease, mortgage, encumber, pledge or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of the Agent.

            (l) Maintenance of Equipment. The Grantor shall keep and maintain its Equipment in good operating condition and repair, ordinary wear and tear excepted. No Grantor shall permit any such items to become a fixture to real property (unless the Grantor has granted the Agent for the benefit of the Lenders a lien on such real property) or accessions to other personal property.

            (m) Transfers and Other Liens. The Grantor shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for dispositions permitted under the Credit Agreement and Section 5(k) hereof (it being acknowledged that the security interests of the Agent for the benefit of the Lenders hereunder are released when such permitted dispositions occur), (ii) create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interests created by this Agreement or other Permitted Liens; or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of the Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Agent for the benefit of the Lenders.

      6. Warranties and Representations Regarding Collateral Generally. The Grantor warrants and represents that:

            (a) It is and, except as permitted by the Credit Agreement and
      Section 5(m) hereof, will continue to be the owner of the Collateral hereunder, now owned and upon the acquisition of the same, free and clear of all Liens, claims, encumbrances and security interests other than the security interest in favor of the Agent for the benefit of the Lenders hereunder and Permitted Liens, and that it will defend such Collateral and any products and proceeds thereof against all material claims and demands of all Persons (other than holders of Permitted Liens) at any time claiming the same or any interest therein adverse to the Secured Parties.

            (b) It is duly authorized to execute, deliver and perform this Agreement, that this Agreement is legal, valid, binding and enforceable against the Grantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (c) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required either (i) for the grant by the Grantor of the security interests granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, or (ii) for the perfection of or the exercise by the Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for the filings required by the Uniform Commercial Code of the State in which the Grantor maintains its chief executive office.

            (d) No effective financing statement or other instrument similar in effect covering all or any part of the Collateral purported to be granted by the Grantor hereunder is on file in any recording office, except such as may have been filed in favor of the Agent, for the benefit of the Secured Parties and such as may have been filed with respect to Permitted Liens.

      7. Account Warranties and Representations. With respect to its Accounts, the Grantor warrants and represents to the Agent for the benefit of the Secured Parties that the Agent and each Lender may rely on all statements or representations made by the Grantor on or with respect to any Schedule of Accounts prepared and delivered by it and that:

            (a) All Account Records and Account Documents are located only at such Grantor's locations as set forth on Exhibit A attached hereto and incorporated herein by reference or at such other locations as to which the Grantor has notified the Agent in writing not less than 30 days prior to such relocation;

            (b) The Accounts are genuine, are in all material respects what they purport to be, are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document;

            (c) The Accounts cover bona fide sales and deliveries of Inventory usually dealt in by the Grantor, or the rendition by the Grantor of services, to an Account Debtor in the ordinary course of business;

            (d) The amounts of the face value shown on any Schedule of Accounts or invoice statement delivered to the Agent with respect to any Account, are actually owing to the Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $500,000 in the aggregate, or greater than $100,000 individually, existing or asserted with respect thereto and the Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto;

            (e) Except for conditions generally applicable to the Grantor's industry and markets, there are no facts, events, or occurrences known to the Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, and on all contracts, invoices and statements delivered to the Agent, with respect thereto;

            (f) The goods or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Agent for the benefit of Secured Parties and Permitted Liens;

            (g) The Accounts have not been pledged to any Person other than to the Agent for the benefit of the Secured Parties under this Agreement and will be owned by the Grantor free and clear of any Liens, claims, encumbrances or security interests except Permitted Liens;

            (h) The Agent's and the Lenders' security interest therein will not be subject to any offset, deduction, counterclaim, Lien or other adverse condition, other than Permitted Liens; and

            (i) The location of its chief executive office and any state in which it (i) has a place of business in only one county of such state or
      (ii) resides in such state (within the meaning of the applicable Uniform Commercial Code) but does not have any place of business in such state, is set forth on Exhibit A attached hereto and incorporated herein by reference and the Grantor shall deliver to the Agent not less than 30 days written notice prior to any change of such location or status of places of business or residency.

      8. Inventory Warranties and Representations. With respect to its Inventory, the Grantor warrants and represents to the Agent for the benefit of the Lenders that the Secured Parties may rely on all statements or representations made by the Grantor on or with respect to any Inventory and that none of its Inventory is or will be subject to any Lien, claim, encumbrance or security interest whatsoever, except for the security interest of the Agent for the benefit of the Lenders hereunder and Permitted Liens;

      9. Equipment Representations and Warranties. With respect to its Equipment, the Grantor warrants and represents to the Agent for the benefit of the Lenders that the Secured Parties may rely on all statements or representations made by the Grantor on or with respect to any Equipment and that:

            (a) All Equipment (other than Equipment located at facilities of Grantor's suppliers) is located only at the Grantor's locations set forth in Exhibit C hereto or at such other locations as to which the Grantor has notified the Agent in writing not less than 30 days prior to such relocation and has provided to the Agent executed financing statements for such location satisfying the requirements of Section 2 hereof;

            (b) None of its Equipment is or will be subject to any Lien, claim, encumbrance or security interest whatsoever, except for the security interest of the Agent, for the benefit of the Lenders, hereunder and Permitted Liens;

            (c) No Equipment of the Grantor is at or shall be kept at any location that is leased by the Grantor from any other Person unless such location and lessee is set forth on Exhibit C hereto.

      10.   Casualty and Liability Insurance Required.

            (a) The Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including, without limiting the generality of any other covenant herein contained:

                  (i) casualty insurance on the Inventory and the Equipment in an amount not less than the full insurable value thereof, against loss or damage by theft, fire and lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

                  (ii) comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Parties), with Agent and Lenders as additional insured parties, in amounts as shall be reasonably satisfactory to Agent;

                  (iii) liability insurance with respect to the operation of its facilities under the workers' compensation laws of the states in which such Collateral is located; and

                  (iv) business interruption insurance.

            (b) Each insurance policy obtained in satisfaction of the requirements of Section 10(a) hereof:

                  (i) may be provided by blanket policies now or hereafter
            maintained by the Grantor or the Borrower;

                  (ii) shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Agent;

                  (iii) shall be in such form and have such provisions
            (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause), as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Agent;

                  (iv) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Agent, except for non-payment of premium, in which case such policies shall provide ten (10) days' prior written notice;

                  (v) without limiting the generality of the foregoing, all
            insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Agent, for the benefit of the Lenders, as loss payee and the Agent and Lenders as parties insured thereunder in respect of any claim for payment.

            (c) Prior to expiration of any such policy, the Grantor shall furnish the Agent with evidence reasonably satisfactory to the Agent that the policy or certificate has been renewed or replaced or is no longer required by this Agreement.

            (d) The Grantor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent), for the benefit of the Lenders, effective upon the occurrence and during the continuance of an Event of Default, as the Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

            (e) In the event the Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition subject to ordinary wear and tear, the Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Event of Default by the Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Grantor to the Agent and shall be additional Secured Obligations secured by the Collateral.

            (f) The Grantor agrees that to the extent that it shall not carry insurance required by Section 10(a) hereof, it shall in the event of any loss or casualty pay promptly to the Agent, for the benefit of the Secured Parties, for application by the Grantor or the Agent, as the case may be, in accordance with the provisions of Section 10(h) hereof, such amount as would have been received as Net Proceeds (as hereinafter defined) by the Agent, for the benefit of the Secured Parties, under the provisions of Section 10(h) hereof had such insurance been carried to the extent required.

            (g) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 10(a)(ii) and 10(a)(iii) hereof shall be applied by the Grantor toward extinguishment of the defect or claim or satisfaction of the liability with respect to which such insurance proceeds may be paid.

            (h) The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a)(i) hereof shall be paid to the Grantor and held by the Grantor in a separate account and applied as follows: (i) as long as no Event of Default shall have occurred and be continuing, after any loss under any such insurance and payment of the proceeds of such insurance, the Grantor shall have a period of 30 days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Agent, for the benefit of the Lenders, as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets used or useful in the conduct of the business of the Grantor, subject to the provisions of this Agreement. If the Grantor elects to repair or replace the Collateral so damaged, the Grantor agrees the Collateral shall be repaired to a condition substantially similar to its condition prior to damage or replaced with Collateral in a condition substantially similar to the condition of the Collateral so replaced prior to damage; and (ii) at all times during which an Event of Default shall have occurred and be continuing, after any loss under such insurance and payment of the proceeds of such insurance, the Grantor shall immediately deliver such Net Proceeds to such Agent, for the benefit of the Secured Parties, as additional Collateral.

            (i) "Net Proceeds" when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys' fees) incurred in the realization thereof.

            (j) In case of any material damage to or destruction of all or any part of the Collateral pledged hereunder by a Grantor, the Grantor shall give prompt notice thereof to the Agent. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations. The Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance.

      11. Rights and Remedies Upon Event of Default. Upon and after an Event of Default, the Agent shall have the following rights and remedies on behalf of the Lenders in addition to any rights and remedies set forth elsewhere in this Agreement, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

            (a) All of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Agreement, the Guaranty or any other Loan Document;

            (b) The right to foreclose the Liens and security interests created under this Agreement by any available judicial procedure or without judicial process;

            (c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving the Grantor notice and opportunity for a hearing on the validity of the Agent's claim and without any obligation to pay rent to the Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Agent or any agent of the Agent, for such time as the Agent may desire, in order effectively to collect or liquidate the Collateral, and (ii) require the Grantor to assemble the Collateral and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties;

            (d) The right to (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of a Grantor's rights and remedies with respect to the collection of the Accounts and General Intangibles; (iv) settle, adjust, compromise, extend or renew the Accounts, General Intangibles and Contract Rights; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts, General Intangibles and Contract Rights upon such terms, for such amounts and at such time or times as the Agent deems advisable; (vii) discharge and release the Accounts; (viii) take control, in any manner, of any item of payment or proceeds referred to in Section 4 above; (ix) prepare, file and sign a Grantor's name on a Proof of Claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign a Grantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (xi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory or Equipment; (xii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (xiii) to open the Grantor's mail and collect any and all amounts due to the Grantor from Persons obligated on any Accounts ("Account Debtors"); (xiv) to take over the Grantor's post office boxes or make other arrangements as the Agent, on behalf of the Lenders, deems necessary to receive the Grantor's mail, including notifying the post office authorities to change the address for delivery of the Grantor's mail to such address as the Agent, on behalf of the Lenders, may designate; and (xv) to notify any or all Account Debtors that the Accounts have been assigned to the Agent for the benefit of the Lenders and that Agent has a security interest therein for the benefit of the Lenders (provided that the Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); the Grantor hereby agrees that any such notice, in the Agent's sole discretion, may be sent on the Grantor's stationery, in which event the Grantor shall co-sign such notice with the Agent; and (xvi) do all acts and things and execute all documents necessary, in Agent's sole discretion, to collect the Accounts and General Intangibles; and

            (e) The right to sell, assign, lease or to otherwise dispose of all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Agent, in its sole discretion, may deem advisable. The Agent shall have the right to conduct such sales on a Grantor's premises or elsewhere and shall have the right to use a Grantor's premises without charge for such sales for such time or times as the Agent may see fit. The Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor agrees that the Agent has no obligation to preserve rights to the Collateral against prior parties or to marshall any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and a Grantor's rights under any license and any franchise agreement shall inure to the Agent's benefit. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Agent shall deem appropriate, but the Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Agent for the value that may have been added to such Collateral with such processing. In addition, the Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to the Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to the Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by the Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of
      Section 9.5 of the Credit Agreement. Any sale or other disposition of the Collateral and the possession thereof by the Agent shall be in compliance with all provisions of applicable law (including applicable provisions of the Uniform Commercial Code). The Grantor shall be liable to the Agent, for the benefit of the Lenders, and shall pay to the Agent, for the benefit of the Lenders, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

      12. Anti-Marshalling Provisions. The right is hereby given by the Grantor to the Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred under such documents, nor release the Grantor from personal liability for the Secured Obligations hereby secured. Notwithstanding the existence of any other security interest in the Collateral held by the Agent, for the benefit of the Secured Parties, the Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Agreement. The proceeds realized upon the exercise of the remedies provided herein shall be applied by the Agent, for the benefit of the Secured Parties, in the manner provided in Section 9.5 of the Credit Agreement. The Grantor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

      13. Indemnity and Expenses.

            (a) The Grantor agrees to indemnify the Agent, for the benefit of the Secured Parties, from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement that are incurred by the Agent (including without limitation enforcement of this Agreement), except claims, losses or liabilities directly resulting from the Agent's gross negligence or willful misconduct.

            (b) The Grantor will upon demand pay to the Agent, for the benefit of the Secured Parties, the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that the Agent, for the benefit of the Lenders, may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Secured Parties, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

      14. Appointment of Agent as Grantor's Lawful Attorney. Without limitation of any other provision of this Agreement, the Grantor irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent), for the benefit of the Secured Parties, as the Grantor's true and lawful attorney (and agent-in-fact) at all times on and after the occurrence and during the continuation of an Event of Default, to take all actions and to do all things required to be taken or done by the Grantor under this Agreement, including without limitation:

            (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

            (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

            (c) to endorse the Grantor's name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Agent's possession or Agent's control, and deposit the same to the account of the Agent, for the benefit of the Lenders, on account and for payment of the Secured Obligations;

            (d) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent, for the benefit of the Lenders, with respect to any of the Collateral; and

            (e) to execute, in connection with the sale provided for in Section 11, any endorsement, assignments, or other instruments of conveyance or transfer with respect to the Collateral.

All acts of the Agent or its designee taken pursuant to this Section 14 are hereby ratified and confirmed by the Grantor and the Agent or its designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law, other than as a result of its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable by the Grantor until this Agreement has been terminated in accordance with Section 28 hereof.

      15. Supplemental Documentation. At the Agent's request, the Grantor shall execute and deliver to the Agent, at any time or times hereafter, all documents, instruments and other written matter that the Agent may reasonably request to perfect and maintain perfected the Agent's (for the benefit of the Secured Parties) security interest in the Collateral, in form and substance reasonably acceptable to the Agent, and pay all charges, expenses and fees the Agent may reasonably incur in filing any of such documents, and all taxes relating thereto. The Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed by the Agent in any filing office.

      16. Waivers. In addition to the other waivers contained herein, the Grantor hereby expressly waives, to the extent permitted by law: presentment for payment, demand, protest, notice of demand, notice of protest, notice of default or dishonor, notice of payments and nonpayments and all other notices and consents to any action taken by the Agent unless expressly required by this Agreement.

      17. Trade Names. The Grantor represents that the only trade name(s) or style(s) used by the Grantor are as set forth on Exhibit D, next to the name of the Grantor.

      18. Absolute Rights and Obligations. All rights of the Secured Parties in the Security Interests granted hereunder, and each of the Secured Obligations, shall be absolute and unconditional irrespective of:

            (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to departure from, the Credit Agreement or any other Loan Document, including, but not limited to, (i) an increase or decrease in the Secured Obligations and (ii) an amendment of any Loan Document to permit the Agent or the Lenders or any one or more of them to extend further or additional credit to the Borrower in any form including credit by way of loan, purchase of assets, guarantee or otherwise, which credit shall thereupon be and become subject to the Credit Agreement and the other Loan Documents as a Secured Obligation;

            (b) any taking and holding of collateral or guarantees (including without limitation any collateral pledged as security for the Secured Obligations under the other Security Instruments) for all or any of the Secured Obligations; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any such collateral or guarantees, or any non-perfection of any such collateral, or any consent to departure from any such guaranty;

            (c) any manner of application of collateral, or proceeds thereof, securing payment or enforcement of all or any of the Secured Obligations, or the manner of sale of any such collateral;

            (d) any consent by the Secured Parties to the change, restructure or termination of the corporate structure or existence of the Borrower or any Grantor and any corresponding restructure of the Secured Obligations, or any other restructure or refinancing of the Secured Obligations or any portion thereof;

            (e) any modification, compromise, settlement or release by the Secured Parties, by operation of law or otherwise, collection or other liquidation of the Secured Obligations or the liability of the Borrower, any Grantor or any Grantor (other than the Grantor against which this Agreement is to be enforced), or of any collateral for the Secured Obligation (including without limitation any collateral pledged as security for the Secured Obligations under the other Security Instruments), in whole or in part, and any refusal of payment by the Agent or any Lender in whole or in part, from any obligor or Grantor (other than the Grantor against which this Agreement is sought to be enforced) in connection with any of the Secured Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, any Grantor; or

            (f) any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Grantor or a Grantor.

      The granting of a Security Interest in the Collateral shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party, upon the insolvency, bankruptcy or reorganization of the Borrower or any Grantor or otherwise, all as though such payment had not been made.

      19. Definitions. All terms used herein shall be defined in accordance with the appropriate definitions appearing in the Uniform Commercial Code as in effect in Maryland, and such definitions are hereby incorporated herein by reference and made a part hereof.

      20. Entire Agreement. This Agreement, together with the Credit Agreement, the Guaranty Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

      21. Further Assurances. The Grantor agrees at its own expense to do such further acts and things, and to execute and deliver such additional conveyances, assignments, financing statements, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. The Grantor hereby consents and agrees that the issuers of or obligors in respect of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Agent, on behalf of the Secured Parties, to exercise its rights hereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such issuers or obligors.

      22. Binding Agreement; Assignment. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that, except as permitted in the Credit Agreement, no Grantor shall be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement. All references herein to the Agent shall include any successor thereof, each Lender and any other obligees from time to time of the Obligations.

      23. Swap Agreements. All obligations of the Borrower under Swap Agreements shall be deemed to be Secured Obligations secured hereby, and each Lender or affiliate of a Lender party to any such Swap Agreement shall be deemed to be a Secured Party hereunder.

      24. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

      25. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor, and the right, remedies, powers, and privileges of the Agent hereunder shall inure to the benefit of the successors and assigns of the Agent; provided, however, that, except as permitted in the Credit Agreement, no Grantor shall make any assignment hereof without the prior written consent of the Agent.

      26. Counterparts. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

      27. Remedies Cumulative. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Agent provided by law or under the Credit Agreement, the other Loan Documents, or other applicable agreements or instruments. The making of the Loans to the Borrower pursuant to the Credit Agreement and the extension of the Revolving Credit Facility to the Borrower pursuant to the Credit Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Assignor's assignment of the Collateral pursuant to the terms hereof.

      28. Termination. This Agreement and all obligations of the Grantor hereunder shall terminate on the Facility Termination Date, at which time the Liens and rights granted to the Agent for the benefit of the Secured Parties hereunder shall automatically terminate and no longer be in effect, and the Collateral shall automatically be released from the Liens created hereby. Upon such termination of this Agreement, the Agent shall, at the sole expense of the Grantors, reassign and redeliver to each applicable Grantor such Collateral then held by or for the Agent and execute and deliver to the Grantor such documents as the Grantor shall reasonably request and take such further actions as may be necessary to effect the same and as shall be reasonably acceptable to the Agent.

      29. Notices. Any notice required or permitted hereunder shall be given,
(a) with respect to the Borrower or any Grantor, at the Borrower's address indicated in Section 11.2 of the Credit Agreement and (b) with respect to the Agent or a Lender, at the Agent's address indicated in Section 11.2 of the Credit Agreement. All such notices shall be given and shall be effective as provided in Section 11.2 of the Credit Agreement.

      30. Governing Law; Venue; Waiver of Trial by Jury.

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED,

      IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH
      STATE.

            (b) THE GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF MONTGOMERY, STATE OF MARYLAND, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GRANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

            (c) THE GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED BY SECTION 11.2 OF THE CREDIT AGREEMENT, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF MARYLAND.

            (d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE THE GRANTOR OR ANY OF THE GRANTOR'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE TO IT.

            (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE GRANTOR AND THE AGENT ON BEHALF OF THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED

      BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN SUCH ACTION OR PROCEEDING.

                           [Signature pages follow]

      IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

                              GRANTOR:


                              [      insert name of Grantor              ]
WITNESS:
                              By:___________________________________
_____________________         Name:_________________________________
                              Title:________________________________
_____________________




                              AGENT:

                              NATIONSBANK, NATIONAL ASSOCIATION, as Agent for the Lenders

WITNESS:
                              By:___________________________________
_____________________         Name:_________________________________
                              Title:________________________________
_____________________




                               SECURITY AGREEMENT

                              SIGNATURE PAGE 1 of 1

                                   EXHIBIT A

                             Location of Accounts

                                   EXHIBIT B

                             Location of Inventory

                                   EXHIBIT C

                             Location of Equipment

                                   EXHIBIT D

                            Trade Names and Styles

                                   EXHIBIT L

                       Form of Subordination Provisions

                            SUBORDINATION AGREEMENT


      THIS AGREEMENT made and entered into as of this _____ day of April, 1998, by and between _____________________________, a __________ corporation ("Subdebt
Holder"), and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association as Agent (the "Agent") for the Lender, as defined in the Credit Agreement (the "Superior Lender") party to the Credit Agreement, as defined below, of even date herewith (the "Credit Agreement").

                                  WITNESSETH:

      WHEREAS, Cultural Access Worldwide, Inc., a Delaware corporation (the "Borrower"), the Agent and the Superior Lender have entered into that certain Credit Agreement, dated as of April 9, 1998, pursuant to which the Agent has made revolving loans to the Borrower evidenced by a promissory note of the Borrower (the "Note") (as at any time amended, restated, modified or supplemented (the "Credit Agreement"); and

      WHEREAS, the Borrower and Subdebt Holder have entered into that certain ______ Agreement, dated as of ________, 199_ , (as amended, modified or restated, the "Subdebt Agreement") pursuant to which the Borrower has agreed to extend to _______________________ (the "Subordinated Debt"); and

      WHEREAS, pursuant to the Credit Agreement, the Borrower may incur indebtedness which contains the subordination provisions contained herein;

      NOW, THEREFORE, the parties hereto agree as follows:

      1.    Subordination.

            (a) The following terms shall have the following meanings:

                  (i) "Subordinated Obligations" shall mean all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Borrower to the Subdebt Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Subdebt Agreement or the Subordinated Debt, including without limitation all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to the Borrower or payable by the Borrower thereunder; and

                  (ii) "Superior Indebtedness" as used herein shall mean all indebtedness, now existing or hereafter created, of the Borrowers to the Superior Lender (or to any financial institution owning or holding a participation interest or an assignment of an undivided interest in any Note), arising under or in connection with the Credit Agreement relating to the revolving loans made from time to time to the Borrower pursuant to the terms and conditions thereof. The Superior Indebtedness shall include amounts accruing subsequent to the filing of any bankruptcy, receivership, insolvency or like petition.

            (b) The payment and performance of each of the Subordinated Obligations is and shall be expressly subordinate and junior in right of payment to the Superior Indebtedness, and any liens or security interests of the Subdebt Holder, in the property of the Borrower now existing or hereafter created, whether or not created in violation of this Agreement, and securing payment of the Subordinated Obligations, are and will be expressly subordinated and junior to each of the liens and security interests in such property created by the Credit Agreement and related documents without regard to the time or order of attachment or perfection of such liens or security interests or the time or order of filing or recording.

            (c) So long as any part of the Superior Indebtedness remains outstanding and until the Credit Agreement shall have been terminated and the Note fully and finally paid and satisfied, the Subdebt Holder will not either accept payment, other than payment of interest and payments of principal as provided in Section 2(a), but only so long as no Default or Event of Default exist under the Credit Agreement, in any manner whatsoever of the Subordinated Obligations or take any action (i) to accelerate any of the Subordinated Obligations, (ii) to collect payment of any of the Subordinated Obligations, or (iii) to foreclose, take any action or otherwise realize (whether by judicial action, under power of sale or by self-help repossession or otherwise) on any security or guaranty given by any Person to secure or guarantee any of the Subordinated Obligations including without limitation any actions or remedies of the Subdebt Holder set forth in the Subdebt Agreement.

            (d) The Subdebt Holder agrees that it will not after the date hereof accept, assert or permit to be created a Lien in any property of the Borrower as security for the payment or performance of any of the Subordinated Obligations other than purchase money Liens created in connection with an Acquisition in favor of the person selling.

            (e) Except as provided in Section 1(c), the Agent shall have the exclusive right to collect, foreclose upon, sell, transfer, liquidate or otherwise dispose of the Collateral (as defined in the Credit Agreement) as provided in the Credit Agreement or by applicable law, in the manner deemed appropriate by the Agent, without regard to any Liens, if any, of the Subdebt Holder in such Collateral, and the Subdebt Holder will not hinder Agent's actions in enforcing its remedies with respect to such Collateral.

            (f) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or the proceeds thereof to creditors of the Borrower or upon any indebtedness of the Borrower, by reason of the liquidation, dissolution or other winding up of the Borrower or any of their business, or in the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against the Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Obligations shall be paid or delivered directly to the Agent for application on any Superior Indebtedness, due or not due, until such Superior Indebtedness of the Borrower to the Agent shall have been finally and fully paid and satisfied and the Note shall have been canceled. Subject to the limitation set forth in Section 1(c) the Subdebt Holder agrees that it will not file any claim in bankruptcy or an involuntary proceeding, receivership or other similar action without expressly acknowledging and agreeing in writing in any filing or proceeding that its claim is subordinate in all respects to the Superior Indebtedness.

            (g) Except as provided in Section 1(c), should any payment or distribution or security or proceeds thereof be received by the Subdebt Holder upon or with respect to any of the Subordinated Obligations prior to the full and final payment and satisfaction of all Superior Indebtedness and cancellation of the Note, such party will forthwith deliver the same to the Agent in precisely the form received (except for the endorsement or assignment of such party where necessary) for application on any Superior Indebtedness, due or not due, and, until so delivered, the same shall be held in trust by such party as property of the Agent and shall not be commingled with any other funds or property such party or any other Person. In the event of the failure of the Subdebt Holder to make any such endorsement or assignment, the Agent, or any of its officers or employees on behalf of the Agent, is hereby irrevocably authorized and appointed attorney-in-fact to make the same.

            (h) The Subdebt Holder agrees not to pledge, sell, assign or transfer to others any claim it has or may have against the Borrower while any Superior Indebtedness remains unpaid or the Note remain outstanding.

            (i) All notes, including without limitation the Subordinated Debt, or other evidences of indebtedness accepted by the Subdebt Holder from the Borrower shall contain a specific statement therein that the indebtedness thereby evidenced is subordinated to the Superior Indebtedness pursuant to the provisions of this Agreement.

      2.   Permitted Payments.

            (a) So long as part of the Superior Indebtedness remains outstanding and until such time as the Agent provides the Subdebt Holder with written notice that a Default or Event of Default (as defined in the Credit Agreement) has occurred (a "Default Notice"), the Borrower may make and the Subdebt Holder may receive (i) regularly scheduled interest payments when and as due on the Subordinated Debt pursuant to the original terms thereof and (ii) if the Subordinated Debt has a term of repayment of not less than 3 years and provides for equal principal payments in each year of the term of such Subordinated Debt, regularly scheduled principal payments when and as due. Upon the occurrence of an Event of Default, the Borrower may not make, and the Subdebt Holder may not receive, regularly scheduled interest or principle payments pursuant to the terms of the Subordinated Debt. The Agent, in its discretion, may issue a Default Notice with respect to each and every such Default or Event of Default that occurs, but shall not have the right to issue more than one Default Notice with respect to any particular Default or Event of Default; provided, however, that if a Default or Event of Default has been cured or waived (or deemed waived as provided below), but subsequently reoccurs, then a new Default Notice may be sent with respect thereto. In the event that all Defaults and Events of Default shall be cured or waived, then the Borrower may resume the making of payments otherwise permitted hereunder, subject to the terms hereof.

            (b) Except as expressly set forth above, the Subdebt Holder, prior to the final payment and satisfaction in full in cash of the Superior Indebtedness and the termination of all financing arrangements between the credit parties and the Superior Lender in connection with the Credit Agreement (including letters of credit), shall have no right to enforce any payment with respect to the Subordinated Obligations, or to otherwise take any action against any Subordinated Obligations credit party or any of their respective assets in connection therewith.

            (c) It is understood and agreed by the Subdebt Holder that payments of the Subordinated Obligations other than as expressly permitted in this
      Section 3 shall not be permitted.

      3. Representations and Warranties. The Subdebt Holder represents and warrants that:

            (a) Each of the Subdebt Agreement and this Agreement has been duly executed and delivered by the Subdebt Holder and constitutes a valid and binding obligation of the Subdebt Holder, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

            (b) No representation or warranty by the Subdebt Holder in this Agreement or the Subdebt Agreement, and no certificate or document furnished or to be furnished by the Subdebt Holder in connection herewith or therewith or with the transactions contemplated hereby or thereby, contains or will contain any untrue statement of material fact, or omits or will omit any fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

            (c) The Subdebt Holder has not, prior to the date hereof, granted, assigned or conveyed, or agreed to grant, assign or convey on or after the date hereof, to anyone any interest whatsoever in the Subordinated Obligations.

            (d) No other party owns any interest in the Subordinated Obligations or has any right to acquire any such interest.

      4. Subordinated Debt; Collateral. The Subdebt Holder covenants and agrees not to sell, donate, assign or otherwise voluntarily transfer the Subordinated Debt without giving the Agent prior written notice of his intention to do so. Nothing in this Agreement shall affect the Subdebt Holder's rights, if any, in the Collateral securing payment of the Subordinated Debt, nor shall this Agreement be deemed to subordinate the Subdebt Holder's rights in the Collateral to any rights that the Agent or the Superior Lender may hereafter acquire.

      5. Consents to the Superior Lender" Acts. The Subdebt Holder acknowledges and agrees that the covenants and agreements made in this Agreement shall continue in full force and effect until the Superior Indebtedness is paid in full notwithstanding any act or failure to act by the Agent or the Superior Lender, including by way of example and not by limitation, the Agent or the Superior Lender's: (i) refinancing, modification, amendment, rearrangement, postponement, extension, renewal, acceleration or demand for payment of the Superior Indebtedness in whole or in part and as often as the Superior Lender may wish; (ii) waiver, failure to enforce, surrender, impairment, modification or exchange of any of its or their rights under any of the Note, the Credit Agreement or any other instruments evidencing, relating to, securing or guaranteeing any of the Borrower's indebtedness to the Superior Lender; (iii) settlement, release (by operation of law or otherwise), compound, compromise, collection or liquidation, in any manner, of any indebtedness of the Borrower to the Superior Lender; or (iv) release of the Borrower or any endorser, guarantor or other person from any liability on any indebtedness of the Borrower to the Superior Lender, all of which events the Subdebt Holder consents and agrees that the Agent and the Superior Lender may take, in its or their sole discretion, at any time and from time to time without notice to the Subdebt Holder, which notice is expressly waived.

      6. Invalidity of Superior Indebtedness. No invalidity, irregularity or unenforceability of all or any part of the Superior Indebtedness or of any liens or security interests now or hereafter held by the Superior Lender to secure payment of any Superior Indebtedness shall affect, impair or be a defense to this Agreement.

      7. Instrument Legend. The Subordinated Debt will, on the date hereof, be inscribed with the following legend conspicuously indicating that payment thereof is subordinated to the claims of the Superior Lender pursuant to the terms of this Agreement:

      THIS [INSERT TITLE TO SUBORDINATED DEBT INSTRUMENT] IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT AS FROM TIME TO TIME AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED, DATED AS OF MARCH __, 1998 AMONG NATIONSBANK, NATIONAL ASSOCIATION, AS AGENT FOR VARIOUS LENDERS, AND CULTURAL ACCESS WORLDWIDE, INC. THIS ______________ MAY NOT BE AMENDED OR MODIFIED WITHOUT THE CONSENT OF THE LENDERS.

The Borrower agrees that neither the Subordinated Debt nor the Subdebt Agreement may be amended without the written consent of all Lenders.

      8. Reliance. This Agreement is a continuing one, and all Superior Indebtedness to which it applies or may apply under the terms hereof shall conclusively be presumed to have been created in reliance hereon.

      9. False Statements. In the event of a breach by any party hereto of any of the provisions of this Agreement, or in the event any representation or warranty contained herein or furnished to the Agent or the Superior Lender by any party hereto shall prove to have been false when made, the Agent and the Superior Lender shall have all rights provided to it and them under law or equity, including without limitation the right to sue the breaching party or parties to recover damages suffered by the Agent or the Superior Lender as a result of such breach, and the right to obtain injunctive relief.

      10. Fees and Expenses. The Borrower hereby agrees to pay upon demand all attorneys' fees and expenses reasonably incurred by the Agent or the Superior Lender in connection with the enforcement of its or their rights hereunder.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                    NATIONSBANK,  NATIONAL ASSOCIATION
                                    as Agent


                                    By:
                                    Name:
                                    Title: Vice President


WITNESS:                            [INSERT NAME OF SUBDEBT HOLDER]

                                    By:___________________________________
_____________________               Name:_________________________________
                                    Title:________________________________
_____________________


WITNESS:                            CULTURAL ACCESS WORLDWIDE, INC.

                                    By:___________________________________
_____________________               Name:_________________________________
                                    Title:________________________________
_____________________

                                   EXHIBIT M

                       Form of Subordination Provisions
                                  (Earnouts)

      1.    Subordination.

            (a) The following terms shall have the following meanings:

                  (i) "Subordinated Obligations" shall mean all amounts payable in cash by CulturalAccessWorldwide, Inc. or a subsidiary (the "Obligor") to a Person (the "Seller") pursuant to an agreement (the "Purchase Agreement") entered into in connection with the acquisition of assets of or the business owned by such Person (the "Acquired Business") which amounts are determined based on the results of operations of the Acquired Business, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Purchase Agreement or related acquisition documents; and

                  (ii) "Superior Indebtedness" as used herein shall mean all indebtedness, now existing or hereafter created, of the Obligor to NationsBank, N.A. (the "Superior Lender") (or to any financial institution owning or holding a participation interest or an assignment of an undivided interest in the promissory note of Cultural Access Worldwide, Inc. (the "Borrower")), arising under or in connection with the Credit Agreement dated April 9, 1998 relating to the revolving loans made from time to time to the Borrower pursuant to the terms and conditions thereof. The Superior Indebtedness shall include amounts accruing subsequent to the filing of any bankruptcy, receivership, insolvency or like petition.

            (b) The payment and performance of each of the Subordinated Obligations is and shall be expressly subordinate and junior in right of payment to the Superior Indebtedness.

            (c) So long as any part of the Superior Indebtedness remains outstanding and until the Credit Agreement shall have been terminated and the Note (as defined in the Credit Agreement) fully and finally paid and satisfied, the Seller will not either accept payment of the Subordinated Obligations, other than as provided in Section 2(a), but only so long as no Default or Event of Default exist under the Credit Agreement, in any manner whatsoever or take any action (i) to accelerate any of the Subordinated Obligations, (ii) to collect payment of any of the Subordinated Obligations, or (iii) to foreclose, take any action or otherwise realize (whether by judicial action, under power of sale or by self-help repossession or otherwise) on any security or guaranty given by any Person to secure or guarantee any of the Subordinated Obligations including without limitation any actions or remedies of the Seller set forth in the Purchase Agreement.

            (d) The Seller agrees that it will not after the date hereof accept, assert or permit to be created a Lien in any property of the Obligor as security for the payment or performance of any of the Subordinated Obligations.

            (e) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Obligor or the proceeds thereof to creditors of the Obligor or upon any indebtedness of the Obligor, by reason of the liquidation, dissolution or other winding up of the Obligor or any of their business, or in the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against the Obligor for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Obligations shall be paid or delivered directly to the Superior Lender for application on any Superior Indebtedness, due or not due, until such Superior Indebtedness of the Obligor to the Superior Lender shall have been finally and fully paid and satisfied and the Note shall have been canceled. Subject to the limitation set forth in Section 1(c) the Seller agrees that it will not file any claim in bankruptcy or an involuntary proceeding, receivership or other similar action without expressly acknowledging and agreeing in writing in any filing or proceeding that its claim is subordinate in all respects to the Superior Indebtedness.

            (f) Except as provided in Section 1(c), should any payment or distribution or security or proceeds thereof be received by the Seller upon or with respect to any of the Subordinated Obligations prior to the full and final payment and satisfaction of all Superior Indebtedness and cancellation of the Note, such party will forthwith deliver the same to the Superior Lender in precisely the form received (except for the endorsement or assignment of such party where necessary) for application on any Superior Indebtedness, due or not due, and, until so delivered, the same shall be held in trust by such party as property of the Superior Lender and shall not be commingled with any other funds or property such party or any other Person. In the event of the failure of the Seller to make any such endorsement or assignment, the Superior Lender, or any of its officers or employees on behalf of the Superior Lender, is hereby irrevocably authorized and appointed attorney-in-fact to make the same.

            (g) The Seller agrees not to pledge, sell, assign or transfer to others any claim it has or may have against the Obligor while any Superior Indebtedness remains unpaid or the Note remain outstanding.

      2.    Permitted Payments.

            (a) So long as part of the Superior Indebtedness remains outstanding and until such time as the Superior Lender provides the Seller with written notice that a Default or Event of Default (as defined in the Credit Agreement) has occurred (a "Default Notice"), the Obligor may make and the Seller may receive payments of the Subordinated Obligations;

      provided, however, that the Seller shall not be entitled to receive such payments if after given effect to the payment a Default or Event of Default exist under the Credit Agreement. Upon the occurrence of an Event of Default, the Obligor may not make, and the Seller may not receive payments of the Subordinated Obligations. The Superior Lender, in its discretion, may issue a Default Notice with respect to each and every such Default or Event of Default that occurs, but shall not have the right to issue more than one Default Notice with respect to any particular Default or Event of Default; provided, however, that if a Default or Event of Default has been cured or waived (or deemed waived as provided below), but subsequently reoccurs, then a new Default Notice may be sent with respect thereto. In the event that all Defaults and Events of Default shall be cured or waived, then the Borrower may resume the making of payments otherwise permitted hereunder, subject to the terms hereof.

            (b) Except as expressly set forth above, the Seller, prior to the final payment and satisfaction in full in cash of the Superior Indebtedness and the termination of all financing arrangements between the credit parties and the Superior Lender in connection with the Credit Agreement (including letters of credit), shall have no right to enforce any payment with respect to the Subordinated Obligations, or to otherwise take any action against any Subordinated Obligations credit party or any of their respective assets in connection therewith.

            (c) It is understood and agreed by the Seller that payments of the Subordinated Obligations other than as expressly permitted in this Section 2 shall not be permitted.

      3. Consents to the Superior Lender's Acts. The Seller acknowledges and agrees that the covenants and agreements made in this Agreement shall continue in full force and effect until the Superior Indebtedness is paid in full notwithstanding any act or failure to act by the Superior Lender, including by way of example and not by limitation: (i) refinancing, modification, amendment, rearrangement, postponement, extension, renewal, acceleration or demand for payment of the Superior Indebtedness in whole or in part and as often as the Superior Lender may wish; (ii) waiver, failure to enforce, surrender, impairment, modification or exchange of any of its or their rights under any of the Note, the Credit Agreement or any other instruments evidencing, relating to, securing or guaranteeing any of the Obligor's indebtedness to the Superior Lender; (iii) settlement, release (by operation of law or otherwise), compound, compromise, collection or liquidation, in any manner, of any indebtedness of the Obligor to the Superior Lender; or (iv) release of the Obligor or any endorser, guarantor or other person from any liability on any indebtedness of the Obligor to the Superior Lender, all of which events the Seller consents and agrees that the Superior Lender may take, in its sole discretion, at any time and from time to time without notice to the Seller, which notice is expressly waived.

                                 Schedule 3.6

                       Information Regarding Collateral





                              See attached page.

                                 Schedule 6.4

                 Subsidiaries and Investments in Other Persons

                             CulturalAccessWorldwide

Office

      Landlord                                   Landlord Address
      --------                                   ----------------

Corporate - VA

         Charles E. Smith Management, Inc.       2345 Crystal Drive
                                                 Crystal City
                                                 Arlington, VA 22202

TELAC -VA

         Charles E. Smith Management, Inc.       2345 Crystal Drive
                                                 Crystal City
                                                 Arlington, VA 22202

TELAC - TX

         LaSalle Partners                        14755 Preston Road
                                                 Suite 125
                                                 Dallas, TX 75240

TMS-FL

         TCEP II Properties Limited Partnership
         A Texas Limited Partnership

MCG-CA

         Land of the Free, L.P.                  640 South San Vicente Boulevard
         A California Limited Partnership        Los Angeles, CA 90048

Phoenix Marketing Group - NJ

         Phoenix Realty Partners                 One Phoenix Drive
                                                 Lincoln Park, NJ 07035

                                                                    Schedule 6.4

Subsidiaries

      1.  Ash Creek, Inc.
            Organizational form: Corporation
            Authorized stock: 1,000 Common Stock, $.01 par
            Issued Stock: 1,000 to CulturalAccessWorldwide, Inc.

      2.  Phoenix Marketing Group (Holdings), Inc.

            Organizational form: Corporation
            Authorized stock: 1,000 shares Common Stock, $01 par
            Issued Stock: 1,000 shares to CulturalAccessWorldwide, Inc.

      3.  TLM Holdings Corp.

            Organizational form: Corporation
            Authorized stock: 1,000 shares Common Stock, $.01 par
            Issued Stock: 1,000 shares to CulturalAccessWorldwide, Inc.

      4.  Hispanic Market Connections, Inc.

            Organizational ton: Corporation
            Authorized stock: 1,000,000 Common Stock, $.01 par
                           1,000,000 Preferred Stock
            Issued Stock:  100,000 Common Stock to CulturalAccessWorldwide, Inc.

      5.  Sturges Pond, Inc.

            Organizational form: Corporation
            Authorized stock: 1,000 shares Common Stock, $.01 par
            Issued Stock: 1,000 shares to TIM Holdings Corp.

      6.  TeleManagement Services, Inc.

            Organizational form: Corporation
            Authorized stock: 1,000 shares Common Stock, $901 par
            Issued Stock: 1,000 shares to TLM Holdings Corp.

                                                                    Schedule 6.6

Indebtedness

See attached

Loan Covenants.XLS Debt Schedule 6.6 3/12/98 4:13 PM

                                                   TelAc        TMS          HMC        Phoenix       Total
Rent expense 600-7210-000                                     189,638                                189,838
Mail equipment rental 500-7110-000                             13,343                                 13,343
Office lease expense VA 600-7210-001              441,633                                            441,633
Office lease expense TX 600-7210-002               95,921                                             95,921
Office lease expense CAW 600-7210,009              13,988                                             13,988
Equipment leases VA 600-7110-001                   54,179                                             54,179
Equipment leases TX 600-7110-002                   25,399                                             25,399
Equipment leases CAW 600-7110,009                   2,767                                              2,767
Rent expense                                                               60,114                     60,114
Equipment leases                                                            3,236                      3,236
Ryerson rent 55-4110                                                                     25,200       25,200
Equipment rental 7350-000                                                                15,987       15,987
Equipment rental ops 7350-7100                                                            4,370        4,370
Rent Expense 7500-0000                                                                  (12,172)     (12,172)
Rent Expense 7500-9810                                                                   88,620       68,620
  Total Lease / Rent                              633,887     202,981      63,350       102,005    1,002,223

6% convertible note due 1/15/2000
 principal due in annual installs of
 $433,333 beginning 1115/98                                1,300,000                               1,300,000

6% convertible note due 4/1/2000
 principal due in equal installments
 of $60,000 beginning 4/1/98                      180,000                                            180,000

6,5% subordinated promissory note
 HMC; principal due in quarterly
 installments of $20,000 plus interest
 at 6,5% per year payable quarterly,                                      240,000                    240,000

Capital lease payable in monthly installments                               4,812                       4812
 of $289 through September, 1999

Capital lease payable in monthly installments                               7,618                      7,618
 of $345 through January, 2000

Capital lease payable in monthly installments                                            25,260       25,259
 of $1276 through November 30, 1999.

Capital lease payable in installments                                                    58,279       58,278
 of $2029 through November, 2000

Restrictive covenant                                                                     53,987       53,986

                                               --------------------------------------------------------------
 Total Debt                                       180,000  1,300,000      252,430       137,526    1,889,953
Less: current portion                              60,000    563,819*      85,696        64,244      773,759
                                               --------------------------------------------------------------
                                                  120,000    736,181      166,734        73,282    1,096,194
                                               ==============================================================
Fixed Asset Value of Capitalized Leases
 Forklift 1                                                                              27,645       27,645
 Forklift 2                                                                              64,286       64,286
 LA Furniture                                                               8,308                      8,308
 Colonial Furniture                                                         5,824                      5,824
-------------------------------------------------------------------------------------------------------------
  Total                                                 -         -        14,132        91,931      106,063
-------------------------------------------------------------------------------------------------------------
Accumulated Depreciation                                                       79          (658)        (579)
-------------------------------------------------------------------------------------------------------------
                                                                  -        14,211        91,273      105,484
=============================================================================================================

* $563,819 was paid in January 1998

                                                                    Schedule 6.7

Liens.

                                                               Date filed
                                                               No. /
Debtor                   Secured Party        Collateral       Jurisdiction
------                   -------------        ----------       ------------

PM Acquisition Corp.     Phoenix Marketing    Real Estate      11/20/97
One Phoenix Drive         Group, Inc.         located at Lots  #97118
Lincoln Park, NJ 07035   c/o Phoenix Realty   45,46,47,48      Morris county, NJ
                         Partners             Block 3 Tax map
                                              of Lincoln Park

Phoenix Marketing        National             Office           5/27/94
 Group Inc.              Westminster          Equipment        #68117
One Phoenix Drive         Bank, NJ                             Morris County, NJ
Lincoln Park, NJ 07035

Phoenix Marketing        Astra Merck, Inc.    All documents    9/28/96
 Group Inc.                                   and inventory    #071288
One Phoenix Drive                             pursuant to      Morris County, NJ
Lincoln Park, NJ 07035                        Service
                                              Agreement dated
                                              3/31/94

Hispanic Market          Nations Credit       Office           9/19/96
 Connections, Inc.       Commercial Corp.     Equipment        #9623360096
5150 El Casino Real,                                           CA Sec of State
Suite D-1l
Los Altos, CA 95121

Hispanic Market          Colonial Pacific     Office           2/6/97
 Connections, Inc.       Leasing              Equipment        #9704460378
5150 El Casino Real,                                           CA Sec of State
Suite D-1l
Los Altos, CA 95121

Telephone Access, Inc.   Minolta Business     Minolta Copiers  5/28/97
2200 Clarendon Blvd,      Systems                              #58238
Suite 1109                                                     Arlington County,
Arlington, VA 22201                                            VA

Telephone Access, Inc.   Minolta Business     Minolta Copiers  5/27/97
2200 Clarendon Blvd,      Systems                              #970527701
Suite 1109                                                     VA state
Arlington, VA 22201                                            Corporation
                                                               Commission

Phoenix Marketing        National             Office           6/2/94
Group, Inc.              Westminster Bank NJ  Equipment        #1573876
One Phoenix Drive                                              NJ Sec of State
Lincoln Park, NJ

Phoenix Marketing        Safeco Credit        Truck, battery   11/30/95
Group, Inc.              Company, Inc.        & charger        #1542140
One Phoenix Drive        d/b/a Safeline                        NJ Sec of State
Lincoln Park, NJ         Leasing

                                                               Date filed
                                                               No. /
Debtor                   Secured Party        Collateral       Jurisdiction
------                   -------------        ----------       ------------

Phoenix Marketing        Eaton Financial      Office           5/11/94
Group, Inc.              Corporation          Equipment        #1570072
One Phoenix Drive                                              NJ Sec of State
Lincoln Park, NJ

Phoenix Marketing        Crown Credit         Truck, battery   12/7/94
Group, Inc.              Company              & charger        #1606998
600 Ryerson Road                                               NJ Sec. of State
Lincoln Park, NJ

Phoenix Marketing        Crown Credit         Truck, battery   11/14/97
Group, Inc.              company              & charger        #1801860
Beaver Brook Road                                              NJ Sec. of State
Lincoln Park, NJ

Phoenix Marketing        Crown Credit         Truck            12/16/97
Group, Inc.              Company                               #1806568
Beaver Brook Road                                              NJ Sec. of State
Lincoln Park, NJ

Phoenix Marketing        Crown Credit         Equipment,       12/9/94
Group, Inc.              Company              including        #1607428
                                              products and     NJ Sec. of State
                                              proceeds

Phoenix Marketing        Astra Merck Inc.     All documents    8/28/96
Group, Inc.                                   and inventory    #1719273
One Phoenix Drive                             pursuant to      NJ Sec. of State
Lincoln Park, NJ                              Service
                                              Agreement dated
                                              3/31/94

Phoenix Marketing        Pitney Bowes Credit  All equipment    8/21/95
Group, Inc.              Corporation          subject to       #1658239
One Phoenix Drive                             lease #2186567-  NJ Sec. of State
Lincoln Park, NJ                              006

Phoenix Marketing        Pitney Bowes Credit  All equipment    2/23/93
1 Phoenix Drive          Corporation          subject to       #1498219
Lincoln Park, NJ                              lease #2186567-  NJ Sec. of State
                                              005

Phoenix Marketing        Pitney Bowes Credit  All equipment    8/23/93
1 Phoenix Drive          Corporation          subject to       #1526746
Lincoln Park, NJ                              lease #2265676-  NJ Sec. of State
                                              0001

Phoenix Marketing        Advanta Leasing      Addressing &     9/21/93
1 Phoenix Drive                               barcoding        #1531464
Lincoln Park, NJ                              system           NJ Sec. of State

Phoenix Marketing        MCS Business         Office           11/7/94
One Phoenix Drive        Machines, Inc.       equipment        #1601733
Lincoln Park, NJ                                               NJ Sec. of State

PM Acquisition Corp.     Phoenix Marketing    All assets       11/5/97
One Phoenix Drive        Group, Inc. c/o                       #1800833
Lincoln Park, NJ         Phoenix Realty                        NJ Sec of State
                         Partners

                                                               Date filed
                                                               No. /
Debtor                   Secured Party        Collateral       Jurisdiction
------                   -------------        ----------       ------------

Telemanagement Services  AT&T Capital         Office           9/10/96
4901 NW 17th Way #601    Leasing Services,    Equipment and    #960000198791
Ft. Lauderdale, FL       Inc.                 All assets       FL Sec of State

Telemanagement Services  AT&T Capital         Partial release  6/23/97
4901 NW 17th Way #601    Leasing Services,    of assets other  #970000137308
Ft. Lauderdale, FL       Inc.                 than office      FL Sec of State
                                              equipment from
                                              #960000198791

                                                                    Schedule 6.8

Taxes

None

                                                                   Schedule 6.10

Litigation

None

                                                                   Schedule 6.18

Environmental Laws

None

                                  Schedule 6.21

                               Security Interests

                                  See attached.

                         CULTURAL ACCESS WORLDWIDE, INC.

                              UCC-1 Filing Schedule

--------------------------------------------------------------------------------
       Debtor Name(s)                 Jurisdiction       File Number   File Date
--------------------------------------------------------------------------------
Cultural Access Worldwide, Inc.    Texas,
                                   Secretary of State
TelAc
(a d/b/a of Cultural Access
Worldwide, Inc.)

Telephone Access, Inc.
(a d/b/a of Cultural Access
Worldwide, Inc.)

TelAc Teleservices Group
(a dlb/a of Cultural Access
Worldwide, Inc.)
--------------------------------------------------------------------------------
Cultural Access Worldwide, Inc.    Virginia,
                                   Secretary of State
TelAc
(a d/b/a of Cultural Access
Worldwide, Inc.)

Telephone Access, Inc.
(a d/b/a of Cultural Access
Worldwide, Inc.)

TelAc Teleservices Group
(a d/b/a of Cultural Access
Worldwide, Inc.)
--------------------------------------------------------------------------------

Cultural Access Worldwide, Inc.    Virginia,
                                   Arlington County

TelAc
(a d/b/a of Cultural Access
Worldwide, Inc.)

Telephone Access, Inc.
(a d/b/a of Cultural Access
Worldwide, Inc.)

TelAc Teleservices Group
(a d/b/a of Cultural Access
Worldwide, Inc.)
--------------------------------------------------------------------------------
Ash Creek, Inc.                    Delaware,
                                   Secretary of State
--------------------------------------------------------------------------------
TLM Holdings Corp.                 Pennsylvania.
                                   Secretary of State
--------------------------------------------------------------------------------
TLM Holdings Corp.                 Pennsylvania,
                                   Montgomery Co.
--------------------------------------------------------------------------------
Sturges Pond. Inc.                 Delaware,
                                   Secretary of State
--------------------------------------------------------------------------------
Phoenix Marketing Group            New Jersey,
(Holdings), Inc.                   Secretary of State

Phoenix Marketing Group, Inc.
(a d/b/a of Phoenix Marketing
Group (Holdings), Inc.

CulturalAccessWorldwide
(a d/b/a of Phoenix Marketing
Group (Holdings), Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Phoenix Marketing Group            New Jersey,
(Holdings), Inc.                   Morris County

Phoenix Marketing Group, Inc.
(a d/b/a of Phoenix Marketing
Group (Holdings), Inc.

CulturalAccessWorldwide
(a d/b/a of Phoenix Marketing
Group (Holdings), Inc.
--------------------------------------------------------------------------------
TeleManagement Services, Inc.       Florida,
                                    Secretary of State

Professional Markets Group
(a d/b/a of TeleManagement
Services, Inc.)

CulturalAccessWorldwide
(a d/b/a of TeleManagement
Services, Inc.)
--------------------------------------------------------------------------------
Hispanic Market Connections, Inc.   California,
                                    Secretary of State

Market Connections Group
(a d/b/a of Hispanic Market
Connections, Inc.)

CulturalAccessWorld
(a d/b/a of Hispanic Market
Connections, Inc.)
--------------------------------------------------------------------------------
Hispanic Market Connections, Inc.   California,
                                    Los Angeles County

Market Connections Group
(a d/b/a of Hispanic Market
Connections, Inc.)

CulturalAccessWorld
(a d/b/a of Hispanic Market
Connections, Inc.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Hispanic Market Connections, Inc.   California,
                                    Santa Clara County

Market Connections Group
(a d/b/a of Hispanic Market
Connections, Inc.)

CulturalAccessWorld
(a d/b/a of Hispanic Market
Connections, Inc.)
--------------------------------------------------------------------------------
Hispanic Market Connections, Inc.   New York,
                                    Secretary of State

Market Connections Group
(a d/b/a of Hispanic Market
Connections, Inc.)

CulturalAccessWorld
(a d/b/a of Hispanic Market
Connections, Inc.)
--------------------------------------------------------------------------------
Hispanic Market Connections, Inc.   New York,
                                    New York County

Market Connections Group
(a d/b/a of Hispanic Market
Connections, Inc.)

CulturalAccessWorld
(a d/b/a of Hispanic Market
Connections, Inc.)
--------------------------------------------------------------------------------